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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Dun & Bradstreet Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 23, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Tuesday, May 5, 2009, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey.

The Notice of Annual Meeting and Proxy Statement accompanying this letter more fully describe the business to be acted upon at the meeting. Our Annual Report on Form 10-K for the year ended December 31, 2008 is also attached.

For a second year, we are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to electronically deliver proxy materials to their shareholders. We believe that this e-proxy process allows us to provide our shareholders with the information they need while lowering printing and mailing costs, reducing the environmental impact of our annual meeting, and more efficiently complying with our obligations under the securities laws. On or about March 23, 2009, we mailed to our beneficial shareholders a Notice containing instructions on how to access our 2009 Proxy Statement and Annual Report and vote online. Registered shareholders will continue to receive a printed copy of the Proxy Statement and Annual Report by mail.

Whether or not you plan to attend the meeting, your vote is important. In addition to voting in person, shareholders of record may vote via a toll-free telephone number or over the Internet. Shareholders who received a paper copy of the Proxy Statement and Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. If your shares are held in the name of a bank, broker or other holder of record, check your proxy card to see which of these options are available to you.

On behalf of our Board of Directors, thank you for your continued support of D&B.

Sincerely,

Steven W. Alesio Chairman and Chief Executive Officer

Notice of 2009 Annual Meeting of Shareholders

The 2009 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Tuesday, May 5, 2009, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey. The purpose of the meeting is to:

1.	Elect four Class III directors for a three-year term;

2.	Ratify the appointment of our independent registered public accounting firm for 2009;

3.	Approve our 2009 Stock Incentive Plan; and

4.	Transact such other business as may properly come before the meeting. We know of no other business to be brought before the meeting at this time.

Only shareholders of record at the close of business on March 9, 2009, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Jeffrey S. Hurwitz

Senior Vice President, General Counsel and Corporate Secretary

Dated: March 23, 2009

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. IN ADDITION TO VOTING IN PERSON, SHAREHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. IF YOU RECEIVED THE PROXY STATEMENT BY MAIL, YOU MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER HOLDER OF RECORD AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORD HOLDER.

i

Page
Section 409A of the Internal Revenue Code	47
REPORT OF THE COMPENSATION & BENEFITS COMMITTEE	48
SUMMARY COMPENSATION TABLE	49
GRANTS OF PLAN-BASED AWARDS TABLE	51
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	53
OPTION EXERCISES AND STOCK VESTED TABLE	54
PENSION BENEFITS TABLE	55
NON-QUALIFIED DEFERRED COMPENSATION TABLE	58
EQUITY COMPENSATION PLAN INFORMATION	60
OVERVIEW OF EMPLOYMENT, CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS	61
Employment Agreement with Steven W. Alesio	61
Change in Control Agreements	63
Severance Arrangements	63
Detrimental Conduct Program	65
Potential Post-employment Compensation Table	65
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	68
OTHER MATTERS	68
INFORMATION CONTAINED IN THIS PROXY STATEMENT	68
SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	68
SCHEDULE I—RECONCILIATION OF REPORTED TOTAL AND CORE REVENUE TO TOTAL AND CORE REVENUE BEFORE THE EFFECT OF FOREIGN EXCHANGE
SCHEDULE II—RECONCILIATION OF REPORTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE NON-CORE GAINS AND (CHARGES)
SCHEDULE III—RECONCILIATION OF REPORTED OPERATING INCOME TO OPERATING INCOME BEFORE NON-CORE GAINS AND (CHARGES)
EXHIBIT A—AUDIT COMMITTEE CHARTER
EXHIBIT B—THE DUN & BRADSTREET CORPORATION 2009 STOCK INCENTIVE PLAN

ii

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of The Dun & Bradstreet Corporation is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on May 5, 2009. On or about March 23, 2009, we mailed to our beneficial holders a Notice containing instructions on how to access the proxy materials on the Internet, and we mailed to our registered shareholders a printed copy of the proxy materials. Our principal executive offices are located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708, and our main telephone number is 973-921-5500. D&B is listed on the New York Stock Exchange, or NYSE, with the ticker symbol DNB.

Notice of Internet Availability of Proxy Materials

In accordance with the “notice and access” rule adopted by the U.S. Securities and Exchange Commission, or SEC, we are making the proxy materials available to all of our shareholders on the Internet and we are mailing to our beneficial holders a “Notice of Internet Availability of Proxy Materials” containing instructions on how to access our proxy materials and how to vote on the Internet and by telephone. We are mailing to our registered shareholders a printed copy of our proxy materials. If you received a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials included in the Notice.

Annual Meeting Admission

To attend the Annual Meeting, you will need an admission ticket or other evidence of stock ownership as of the record date. Only shareholders of record as of the record date will be entitled to attend the meeting.

Registered shareholders. If you are a registered shareholder and you plan to attend the Annual Meeting in person, please bring your admission ticket attached to the proxy card or other evidence of stock ownership as of the record date.

Beneficial holders. If your shares are held in the name of a bank, broker or other holder of record (in “street name”) and you plan to attend the Annual Meeting in person, please bring your Notice of Internet Availability of Proxy Materials or other evidence of stock ownership as of the record date. You may also obtain an admission ticket in advance of the meeting by sending a written request, along with evidence of stock ownership as of the record date, such as a bank or brokerage account statement, to our Corporate Secretary at the address of our principal executive offices noted above. Please make such requests sufficiently in advance of the Annual Meeting so that we may be able to accommodate your request.

Who Can Vote

Only shareholders of record at the close of business on March 9, 2009 are eligible to vote at the meeting. As of the close of business on that date, there were 53,590,893 shares of our common stock outstanding.

How to Vote

In addition to voting in person at the meeting, shareholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or, for shareholders who received a printed copy of the proxy materials, by mailing a completed and signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting by telephone or the Internet should understand that there may be costs associated with voting in these manners, such as usage charges from telephone companies and Internet service providers, which must be borne by the shareholder.

A proxy that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board of Directors, as outlined in this proxy statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

Specific voting instructions are set forth below and can also be found on the Notice of Internet Availability of Proxy Materials and on the proxy card. If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

Registered Shareholders

Vote by Telephone. Registered shareholders can vote by calling toll-free at 800-690-6903. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Vote on the Internet. Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote by Mail. Registered shareholders can vote by mail by simply indicating your response on your proxy card, dating and signing it, and returning your proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Dun & Bradstreet Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Holders

If your shares are held in street name, the Notice mailed to you from the organization that is the record owner of your shares contains instructions on how to vote your shares. Beneficial holders that received a printed copy of the proxy materials may complete and mail the proxy card or may vote by telephone or over the Internet as instructed by that organization in the proxy card. For a beneficial holder to vote in person at the Annual Meeting, you must obtain a legal proxy from the record owner.

Revocation of Proxies

A shareholder of record can revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions.

Voting Shares in the D&B Plans

You will receive only one proxy card for all of the D&B shares you hold in your name in our Employee Stock Purchase Plan, or ESPP, and in the D&B Common Stock Fund of our 401(k) Plan or the Moody’s Corporation Profit Participation Plan, referred to as the PPP. If you are a current or former employee who currently has shares in the ESPP, 401(k) Plan or PPP, you are entitled to give voting instructions for the shares held in your account. Your proxy card will serve as a voting instruction card for the plans’ trustees.

For the 401(k) Plan or the PPP, if you do not vote your shares or specify your voting instructions on your proxy card, the plan’s trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of the 401(k) Plan and PPP, except as otherwise required by law. For the ESPP, the plan’s trustee will only submit voting instructions for the shares for which voting instructions have been received. To allow sufficient time for voting by the trustees of the plans, your voting instructions must be received by the applicable trustee by April 30, 2009.

List of Shareholders

The names of registered shareholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, for ten days prior to the meeting, at the office of our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.

If you and other shareholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Proxy Solicitation

Our directors, officers and employees may solicit proxies on our behalf by communicating with shareholders personally or by telephone, facsimile, e-mail or mail. We have also retained the firm of Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902, to assist in the solicitation of proxies for a fee estimated at $8,500 plus expenses. We will pay all expenses related to such solicitations of proxies. D&B and Morrow & Co. will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

Our bylaws provide that a majority of the shares issued, outstanding and entitled to vote, whether present in person or represented by proxy, constitute a quorum at meetings of shareholders. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the NYSE to vote shares without instructions from beneficial owners on routine matters, including each of Proposals No. 1 and 2 discussed below.

Election of directors (Proposal No. 1) shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting (e.g., the director nominees receiving the greatest number of votes will be elected). Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Thus, shares present at the meeting that are not voted for a particular nominee and shares present by proxy for which the shareholder properly withholds authority to vote for such nominees, will not be counted towards such nominee’s achievement of a plurality.

Ratification of the appointment of the independent registered public accounting firm (Proposal No. 2) shall be determined by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter. Thus, shares present at the meeting that are not voted for ratification of the appointment of the independent registered public accounting firm and shares present by proxy for which the shareholder abstains from voting for such ratification, will not be counted towards such ratification’s achievement of a majority.

Approval of the 2009 Stock Incentive Plan (Proposal No. 3) shall be determined by the majority of the votes cast on the matter, provided that a majority of the outstanding shares on March 9, 2009 cast votes on the matter. If a shareholder abstains from voting or directs the shareholder’s proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter. However, since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes are considered present but not cast at the meeting. Therefore, they have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Shareholder Account Maintenance

Our transfer agent is Computershare Trust Company, N.A. All communications concerning accounts of registered shareholders, including address changes, name changes, inquiries as to requirements to transfer shares of our common stock and similar issues, can be handled by contacting Computershare using one of the following methods:

•	toll-free at 877-498-8861 (foreign holders dial 781-575-2725; hearing-impaired holders dial 781-575-2692);

•	via fax at 781-575-3605;

•	at Computershare’s website www.computershare.com/investor; or

•	by writing to Computershare, 250 Royall Street, Canton MA 02021.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors consists of twelve members, all of whom are independent except for our Chairman and Chief Executive Officer, Steven W. Alesio, and our President and Chief Operating Officer, Sara Mathew. The objective of our Board of Directors is to conduct our business activities so as to enhance shareholder value. Our Board of Directors believes that good corporate governance practices support successful business performance and thus the creation of shareholder value. To institutionalize the Board’s view of governance, our Board has adopted Corporate Governance Principles. These principles, which were last reviewed in December 2008, cover Board composition and performance (e.g., director independence, qualifications of directors, outside directorships and committee service, selection of director nominees, director orientation and continuing education), the relationship of the Board with senior management (e.g., attendance of non-directors at Board meetings and Board access to senior leadership), Board meetings, Board committee review and management review.

The Board has three standing committees: the Audit Committee, the Board Affairs Committee and the Compensation & Benefits Committee. Each Board committee has its own charter setting forth its purpose and responsibilities, including those required by the NYSE listing standards. Each of the committees and their charters are described in more detail below.

Our Corporate Governance Principles and the charters of our Audit Committee, Board Affairs Committee and Compensation & Benefits Committee are available in the Investors section of our website (www.dnb.com) and are also available in print, without charge, to any shareholder upon request to our Corporate Secretary at The Dun  & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

Independence of the Board and Committees

Our Corporate Governance Principles require that at least two-thirds of the Board meet the criteria for independence established by the NYSE and applicable laws.

For a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with us (either directly or indirectly, such as a partner, shareholder or officer of an organization that has a relationship with us). Our Corporate Governance Principles set forth categorical standards to assist the Board in determining what constitutes a material relationship with us. Generally, under these categorical standards, the following relationships are deemed not to be material:

•	the director is the beneficial owner of less than five percent of our outstanding equity interests;

•

the director is an officer or other employee of an entity, or his or her immediate family member is an executive officer (as defined in Section 303A.02 of the NYSE listing standards) of an entity, that in either case has received payments from us for property or services or that has made payments to us for property or services and the amount of such payments in each of the last three fiscal years is less than the greater of $1 million, or 2%, of the entity’s consolidated gross revenues (as such term is construed by the NYSE for purposes of Section 303A.02(b)(v));

•

the director is a director or officer of an entity that is indebted to us, or to which we are indebted, and the total amount of indebtedness is less than 2% of the total consolidated assets of such entity as of the end of the previous fiscal year;

•

the director, or any entity in which the director is an equity owner, director, officer or other employee, has obtained products or services from us on terms generally available to our customers for such products or services; or

•

the director is an officer, trustee, director or is otherwise affiliated with a tax-exempt organization and we made, within the preceding three fiscal years, contributions in any fiscal year that were less than the greater of (i) $1 million, or (ii) 2% of the tax-exempt organization’s consolidated gross revenues (as such term is construed by the NYSE for purposes of Section 303A.02(b)(v)), based upon the tax-exempt organization’s latest publicly available information.

The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship. Also, in determining the independence of our directors, the Board considers the tenure of each director.

After considering all relevant facts and circumstances, our Board has determined that each of its members, except Steven W. Alesio, our Chairman and CEO, and Sara Mathew, our President and COO, is independent under the NYSE listing standards and applicable laws. Our Board has also determined that each member of the Audit Committee, the Board Affairs Committee and the Compensation & Benefits Committee is independent under the NYSE listing standards and applicable laws.

Board Meetings

Our Board held nine meetings in 2008, with no director attending fewer than 75% of the aggregate number of meetings of the Board and of the Committees of the Board on which he or she served.

The Chairman of the Board drafts the agenda for each Board meeting and distributes it to the Board in advance of each meeting. Each Board member is encouraged to suggest items for inclusion on the agenda.

Information and data that are important to the Board’s understanding of the business and of scheduled agenda items are distributed sufficiently in advance of each Board meeting to give the directors a reasonable opportunity for review. Generally, directors receive Board materials no less than three days in advance of a meeting.

Our non-management directors meet in regularly scheduled executive sessions without members of management. Michael R. Quinlan serves as presiding director. His responsibilities in this role include presiding over executive sessions of the Board. Mr. Quinlan also performs such other responsibilities as the Board may from time to time delegate to him to assist the Board in performing its responsibilities. In the event of Mr. Quinlan’s absence from any executive session, the Chairman of the Board will designate a substitute presiding director. The non-management directors held nine executive sessions of the Board in 2008.

Committees and Meetings

The table below provides the current membership information and number of meetings for each of the Audit Committee, Board Affairs Committee and Compensation & Benefits Committee.

Name	Audit	Board Affairs	Compensation & Benefits
Austin A. Adams	X		X
John W. Alden		X*	X
Christopher J. Coughlin	X		X
James N. Fernandez	X	X
Jonathan J. Judge (1)
Victor A. Pelson	X*		X
Sandra E. Peterson		X	X
Michael R. Quinlan		X	X*
Naomi O. Seligman	X	X
Michael J. Winkler		X	X
Committee Meetings held in 2008	6	4	8

*	Committee Chair
(1)	Mr. Judge joined our Board effective December 8, 2008.

The Audit Committee. Under the terms of its Charter, the Audit Committee’s primary function is to appoint annually the independent registered public accounting firm and to assist the Board in the oversight of: (1) the integrity of our financial statements, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of our internal audit function and independent registered public accounting firm, and (4) our compliance with legal and regulatory requirements. A copy of the Audit Committee’s charter, which was amended and restated in November 2008, is attached as Exhibit A. The Report of the Audit Committee can be found under the “Audit Committee Information” section of this proxy statement.

Our Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are “financially literate” as defined by the NYSE listing standards.

Our Board has also determined that Christopher J. Coughlin and James N. Fernandez each qualify as an “audit committee financial expert” as that term has been defined by the rules of the SEC and have “accounting or related financial management expertise” within the meaning of NYSE listing standards.

The Board Affairs Committee. Under the terms of its Charter, the Board Affairs Committee’s primary responsibilities include: (1) identifying individuals qualified to become Board members, (2) recommending candidates to fill Board vacancies and newly created director positions, (3) recommending whether incumbent directors should be nominated for reelection to the Board upon expiration of their terms, (4) developing and recommending to the Board a set of corporate governance principles applicable to the Board and our employees, and (5) overseeing the evaluation of the Board.

In accordance with our Corporate Governance Principles and the Board Affairs Committee Charter, the Board Affairs Committee oversees the entire process of selection and nomination of Board nominees, including screening candidates for directorships in accordance with the Board-approved criteria described below. The Committee, with input from the Chairman of the Board, will identify individuals believed to be qualified to become Board members. The Committee solicits candidates from its current directors and, if deemed appropriate, retains for a fee, a third-party search firm to identify and help evaluate candidates. The Committee will recommend candidates to the Board to fill new or vacant positions based on such factors as it deems appropriate, including independence, professional experience, personal character, diversity, outside commitments (e.g., service on other Boards) and particular areas of expertise—all in the context of the needs of the Board.

The Board Affairs Committee will also consider nominees recommended by our shareholders. Any shareholder wishing to propose a nominee for consideration by the Board Affairs Committee may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in our bylaws and summarized under the “Shareholder Proposals for the 2010 Annual Meeting” section of this proxy statement. The Committee uses the same criteria described above to evaluate nominees recommended by our shareholders.

No individuals were proposed for nomination by any shareholders in connection with this proxy statement or the 2009 Annual Meeting of Shareholders.

The Compensation & Benefits Committee. Under the terms of its Charter, the primary function of the Compensation & Benefits Committee, or C&BC, is to discharge the Board’s responsibilities relating to compensation of our Chairman and CEO and our other executive officers. Among other things, the C&BC: (1) evaluates the CEO’s performance and reviews with the CEO the performance of other executive officers; (2) establishes and administers our policies, programs and procedures for compensating our executive officers; (3) has oversight responsibility for the administration of our employee benefits plans; and (4) oversees the evaluation of management. The C&BC may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable plans (including employee benefits plans subject to ERISA), laws or regulations (including NYSE listing standards), to any other body, individual or management.

The C&BC has appointed the following committees comprised of employees of the company to perform certain settlor, fiduciary and administrative responsibilities for our employee benefit plans:

•

The Plan Benefits Committee, which severally with the C&BC has fiduciary and administrative powers under the employee benefit plans with respect to settlor functions, except that the Plan Benefits Committee cannot take any action with respect to an employee benefit plan or create or terminate an employee benefit plan if it would result in an annual financial impact of greater than $1 million and the Plan Benefits Committee cannot take any action that is within the province of the Qualified Plan Investment Committee or the Plan Administration Committee;

•

The Qualified Plan Investment Committee, which severally with the C&BC has fiduciary and administrative powers under the employee benefit plans with respect to the financial performance of the assets of the plans; and

•

The Plan Administration Committee, which severally with the C&BC has fiduciary and administrative powers under the employee benefit plans to implement and maintain the administrative and claims procedures for the plans.

The C&BC may also delegate to our Chairman and CEO the authority to make limited grants under our equity compensation plans to non-executive officers. A detailed description of our processes and procedures for the determination of compensation for our executive officers and directors, including the role of the C&BC, our independent compensation consultant and our Chairman and CEO in determining or recommending the amount or form of compensation, is included in the “Compensation Discussion & Analysis” section of this proxy statement.

The C&BC has retained the services of an independent third-party compensation consultant, Hewitt Associates. The mandate to the consultant is to work for the C&BC in connection with its review of executive and director compensation practices, including the competitiveness of executive pay levels, executive incentive design issues, market trends in executive compensation, and technical considerations. The nature and scope of services rendered by Hewitt Associates on the C&BC’s behalf is described below:

•

Competitive market pay analyses for executive positions, including Total Compensation Measurement™ services, proxy data studies, Board of Director pay studies, dilution analyses, and market trends in executive and non-employee director compensation;

•	Ongoing support with regard to the latest relevant regulatory, technical, and/or financial considerations impacting executive compensation and benefit programs;

•	Assistance with the redesign of executive compensation or benefit programs, as needed; and

•	Preparation for and attendance at selected management, C&BC, or Board meetings.

The C&BC did not direct Hewitt Associates to perform the above services in any particular manner or under any particular method. The C&BC evaluates the consultant periodically and has the final authority to hire and terminate the consultant.

Communications with the Board and Audit Committee

We have a process in place that permits shareholders and other interested persons to communicate with our Board of Directors through its presiding director, Michael R. Quinlan, and the Audit Committee through its chair, Victor A. Pelson. To report complaints about our accounting, internal accounting controls or auditing matters, shareholders and other interested persons should write to the D&B Audit Committee Chair, care of our third party compliance vendor, at: Listen Up Reports, Post Office Box 274, Highland Park, Illinois 60035. To report all other concerns to the non-management directors, shareholders and other interested persons should write to the Presiding Director of the D&B Board, care of Listen Up Reports at the address noted above. Communications that are not specifically addressed will be provided to the presiding director of our Board. Concerns can be reported anonymously by not including a name and/or contact information, or confidentially by marking the envelope containing the communication as “Confidential.” Copies of all communications will be simultaneously provided to our compliance officer unless marked “Confidential.” These instructions can also be found in the Corporate Governance information maintained in the Investors section of our website (www.dnb.com).

Attendance at Annual Meetings

We expect directors to be available to attend our Annual Meeting of Shareholders. One director was not available to attend our 2008 Annual Meeting.

Service on Multiple Audit Committees

Our Corporate Governance Principles prohibit our Audit Committee members from serving as members of more than two other public company audit committees without the Board’s approval. Any determination by the Board approving of service on more than two other public company audit committees will be disclosed in our annual proxy statement. No Audit Committee member currently serves on more than one other audit committee of a public company.

Transactions with Related Persons

There are no reportable transactions pursuant to this requirement.

Procedures for Approval of Related Persons Transactions

Our Board of Directors recognizes that related persons transactions present a heightened risk of conflicts of interest and therefore has adopted a written policy to be followed in connection with all related persons transactions involving D&B.

Under this policy, the Board has delegated to the Board Affairs Committee the responsibility for reviewing certain related persons transactions in excess of $120,000, in which the related person may have a direct or indirect interest. The Board has empowered our General Counsel to review all related persons transactions in excess of $120,000. Our General Counsel will refer to the Board Affairs Committee those transactions in which the related person may have a direct or indirect material interest. For purposes of this policy, a transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

In approving related persons transactions, the Board Affairs Committee shall determine whether each related persons transaction referred to the Committee was the product of fair dealing and whether it was fair to D&B.

Under this policy, we remind our directors and executive officers of their obligation to inform us of any related persons transaction and any proposed related persons transaction. In addition, we review our records and inquire of our directors and executive officers to identify any person who may be considered a related person. Using this information, we search our books and records for any related persons transactions that involved amounts, individually or in the aggregate, that exceeded $120,000.

Promoters and Control Persons

There are no reportable transactions pursuant to this requirement.

Compensation Committee Interlocks and Insider Participation

None of the members of our C&BC are, or have been, an employee or officer of D&B. During fiscal year 2008, no member of our C&BC had any relationship with D&B requiring disclosure under Item 404 of Regulation S-K, the SEC rule regarding disclosure of related persons transactions. During fiscal year 2008, none of our directors or executive officers served on the compensation committee or equivalent or board of directors of another entity whose executive officer(s) served as a director of D&B or a member of our C&BC.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees (including our chief executive officer, chief financial officer and principal accounting officer) and have posted the Code of Conduct in the Investors section of our website (www.dnb.com). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Conduct applicable to our chief executive officer, chief financial officer and principal accounting officer by posting this information on our website.

Our Code of Conduct is also available in print, without charge, to any shareholder upon request to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

COMPENSATION OF DIRECTORS

Overview of Non-employee Director Compensation

For 2008, our non-employee directors’ total compensation program consisted of both cash and equity-based compensation awards as follows:

•	Annual cash retainer of $50,000;

•	Additional annual cash retainer to each committee chairperson of $15,000;

•

Annual equity retainer grant of restricted stock units with a value of approximately $60,000 (based on the mean of the high and low trading prices of our common stock on the date of grant) which vest in full on the third anniversary of the date of grant and are payable in shares of our common stock upon vesting; and

•	Annual stock option grant with a value of approximately $60,000 based on a modified Black-Scholes methodology, which vests in full on the first anniversary of the date of grant.

Cash compensation is paid in semi-annual installments on the first business day in March and July of each year. No separate fees are paid for attendance at Board or Committee meetings.

In addition, non-employee directors may elect to convert all or a portion of their annual cash retainer and/or committee chairperson cash retainer into our non-employee directors’ deferred compensation plan. Directors who defer their cash retainers into the D&B Common Stock Fund under our non-employee directors’ deferred compensation plan receive a 10% premium payment credited to their account. This premium vests in three years provided that the director does not transfer the underlying deferred amounts out of the stock fund prior to vesting.

Upon joining the Board, each new non-employee director receives a one-time stock option grant with a grant value of approximately $35,000 (based on a modified Black-Scholes methodology). These stock options vest in full one year from the date of grant.

In 2008, exclusive of the 10% premium, the total compensation paid to each of our non-employee directors was approximately $170,000. Each non-employee director who served as a committee chairperson received an additional $15,000. In 2008, 65% to 71% of the total compensation for each director was paid in the form of equity. This ratio ensures that the interests of directors are aligned with those of our shareholders and underscores the Board’s commitment that its non-employee directors have a significant stake in the success of D&B.

In 2008, the mix of equity in the non-employee directors’ compensation (total value of approximately $120,000) was split equally between options and restricted stock units. This paralleled the split in equity awards made to our named executive officers.

At year-end, the C&BC completed a review of market practice among our compensation comparison group as well as the broader marketplace. The C&BC noted the clear trend away from stock options and toward full-value shares. Based on its review of these market trends in non-employee director pay, the C&BC decided to revise the equity mix from 50% stock options and 50% restricted stock units to 100% restricted stock units for 2009. The amount of equity and the level of total compensation remain unchanged for 2009. The C&BC decided in favor of using 100% full-value shares to align our compensation practices better with those of companies similar to D&B. The C&BC also recognized that the continued strong emphasis on equity, regardless of vehicle, underscores the non-employee directors’ shared goal with our named executive officers to drive the long-term success of the organization.

Non-employee directors are also provided with the following benefits:

•	Reimbursement for reasonable company-related travel;

•	Director continuing education and other expenses;

•	Travel accident insurance when traveling on company business;

•	Personal liability insurance; and

•	Participation in our charitable matching gift program up to $4,000 per calendar year.

Only non-employee directors receive compensation for serving on the Board. Directors who are also employees receive no additional compensation for their service.

External Benchmarking

The annual review of our non-employee directors’ compensation program was conducted by our independent third-party compensation consultant, Hewitt Associates, retained by the C&BC. The review was completed to ensure that the non-employee directors’ compensation program was competitive with current market practice and trends, was consistent with the principles of good governance, and was aligned with the interests of shareholders. As a result of our annual review, and based on the C&BC’s recommendation, the Board determined that in 2009 the only change to the total compensation program for our non-employee directors would be to revise the equity mix as described above.

Stock Ownership Guidelines

Non-employee directors are required to hold 50% of all shares and restricted stock units obtained through the non-employee director compensation program throughout their tenure as directors of D&B, including net shares acquired upon the exercise of stock options. These guidelines further align the interests of directors and shareholders.

The following table summarizes the compensation paid to our non-employee directors in 2008:

Non-employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Option Awards ($) (2) (4) (5)	All Other Compensation ($) (6) (7)	Total ($)
Austin A. Adams	50,000	59,890	48,982	6,500	165,373
John W. Alden	65,000	62,428	44,836	4,000	176,264
Christopher J. Coughlin	50,000	59,890	44,836	—	154,726
James N. Fernandez	50,000	59,890	44,836	5,000	159,726
Jonathan J. Judge (8)	3,261	3,823	1,959	—	9,043
Victor A. Pelson	65,000	74,853	44,836	6,500	191,189
Sandra E. Peterson	50,000	62,428	44,836	8,000	165,264
Michael R. Quinlan	65,000	59,890	44,836	6,500	176,226
Naomi O. Seligman	50,000	59,890	44,836	—	154,726
Michael J. Winkler	50,000	59,890	44,836	7,500	162,226

(1)	In addition to the $50,000 annual cash retainer, the following non-employee directors received fees for serving as Committee chairpersons: Mr. Alden—$15,000 (for serving as Chair of the Board Affairs Committee); Mr. Pelson—$15,000 (for serving as Chair of the Audit Committee); Mr. Quinlan—$15,000 (for serving as Chair of the C&BC). Mr. Judge’s annual retainer of $3,261 reflects the pro rata amount due to his appointment to the Board effective December 8, 2008.
(2)	Amounts shown represent the dollar amount of compensation cost recognized for the requisite service period (2008) as described in SFAS No.123R. For more information on how we value stock-based awards for directors, which is similar to our valuation for our employees (including all assumptions made in such valuation), refer to our Annual Report on Form 10-K for the fiscal year ending December 31, 2008, Notes to Consolidated Financial Statements, Note 11. Employee Stock Plans.

(3)	During 2008, each non-employee director received the following stock award grants: 347 restricted stock units, or RSUs, granted on March 3, 2008 and 345 RSUs granted on July 1, 2008. Mr. Judge received a pro rata grant of 51 RSUs on December 8, 2008 due to his appointment to the Board effective the same date. In addition, the following three non-employee directors received RSUs reflecting payment of a dividend equivalent in units on RSUs whose restrictions had lapsed:

	Date	Number of RSUs
John W. Alden	3/1/2008	13
	7/1/2008	16
Victor A. Pelson	3/1/2008	15
	7/1/2008	19
	8/15/2008	124
Sandra E. Peterson	3/1/2008	13
	7/1/2008	16

The per share grant date fair value is equal to the mean of the high and low trading prices of D&B stock on the NYSE as of the date of grant. On March 3, 2008, the per share grant date fair value was $86.22 and on July 1, 2008 the per share grant date fair value was $86.88. Therefore, excluding pro rata RSUs and dividend equivalent units, the total full fair value for RSUs granted to each non-employee director in 2008 was approximately $60,000. These RSUs vest in full on the third anniversary of the date of grant or at the director’s termination of service, whichever is earlier. Dividend equivalent units vest in full when the restrictions on the corresponding RSUs lapse.

(4)	On February 6, 2008, 2,590 stock options were granted to each of the non-employee directors (except Mr. Judge who was appointed to our Board on December 8, 2008) with an exercise price of $88.37, which was equal to the fair market value of our common stock on that date (i.e., the mean of the high and low trading prices). The timing of the stock option grants was consistent with our practice since 2003 to have annual grants of stock options to directors reviewed by the C&BC and approved by the Board at the first meeting of the year and to set the grant date associated with the options as five business days after our annual earnings release. The stock options vest in full on the first anniversary of the date of grant. Options not yet vested terminate upon the director’s termination of service, except that if the director terminates by reason of death, disability or retirement before the first anniversary, a pro rata portion of such options vest. The stock options expire on February 6, 2018. Upon joining our Board, Mr. Judge received a one-time grant on December 8, 2008 comprised of 1,650 stock options with an exercise price of $76.29, which was equal to the fair market value of our common stock on that date. These stock options carry the same vesting provisions as described above except that the expiration date on them is December 8, 2018.
(5)	Per SFAS No.123R, the grant date full fair value of each option granted on February 6, 2008 (includes all non-employee directors except Mr. Judge) is $44,632 and is based on the Black-Scholes option valuation model, which makes the following assumptions: an expected stock-price volatility factor of 18.86%; a risk-free rate of return of 2.84%; a dividend yield of 1.36%; and a weighted average exercise date of 5.5 years. In the case of Mr. Judge, the grant date full fair value of his options granted on December 8, 2008 is $23,510 and is based on the following assumptions: an expected stock-price volatility factor of 20.49%; a risk-free rate of return of 2.18%; a dividend yield of 1.57%; and a weighted average exercise date of 5.5 years. These assumptions may or may not be fulfilled. The grant date full fair value cannot be considered a prediction of future value. In addition, the options gain value only to the extent the stock price exceeds the option exercise price during the life of the option.
(6)	All non-employee directors, other than Messrs. Alden, Coughlin and Judge and Ms. Seligman, elected to defer all or a portion of their 2008 cash retainers into the D&B Common Stock Fund under our non-employee directors’ deferred compensation plan. The directors received a 10% premium on such deferred amounts. The 10% premiums are credited as additional deferrals under the D&B Common Stock Fund and vest on the third anniversary of the deferral; provided that none of the related deferred amounts are removed from the fund prior to this time. For the non-employee directors who elected to defer amounts into the D&B Common Stock Fund, the 10% premium was: Mr. Adams—$2,500; Messrs. Fernandez and Winkler—$5,000 each; Ms. Peterson—$4,000 and Messrs. Pelson and Quinlan—$6,500 each.

(7)	In addition, amounts shown for Messrs. Adams, Alden and Winkler and Ms. Peterson include matching gifts, respectively, of $4,000, $4,000, $2,500 and $4,000, made pursuant to the D&B Corporate Giving Program available to all of our employees and non-employee directors.
(8)	Mr. Judge was appointed to the Board effective December 8, 2008.

As of December 31, 2008, the aggregate number of stock awards (including units held in the D&B Common Stock Fund under our non-employee directors’ deferred compensation plan, legacy deferred performance shares, and legacy phantom stock) and stock options outstanding for each non-employee director was as follows:

Equity Awards Outstanding as of December 31, 2008

Non-employee Director	Stock Awards (#)	Option Awards (#)
Austin A. Adams	1,679	4,015
John W. Alden	2,150	9,752
Christopher J. Coughlin	5,237	11,325
James N. Fernandez	6,118	11,325
Jonathan J. Judge	51	1,650
Victor A. Pelson	5,048	20,787
Sandra E. Peterson	5,376	23,211
Michael R. Quinlan	24,765	34,839
Naomi O. Seligman	7,091	27,624
Michael J. Winkler	5,641	8,546

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee

The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the SEC regulations and the NYSE listing standards. The Audit Committee selects our independent registered public accounting firm. Management has the primary responsibility for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States and the effectiveness of internal control over financial reporting. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

Management has represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm in the course of performing its oversight role.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and D&B’s management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the firms’ independence.

The Audit Committee met with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Audit Committee

Victor A. Pelson, Chairman

Austin A. Adams

Christopher J. Coughlin

James N. Fernandez

Naomi O. Seligman

February 19, 2009

Audit Committee Pre-approval Policy

The Audit Committee of the Board of Directors has adopted an Audit Committee Pre-approval Policy. In accordance with this policy, the independent registered public accounting firm may not provide certain prohibited services. In addition, the Audit Committee must pre-approve the engagement terms and fees, and any changes to those terms and fees, of all audit and non-audit services performed by PricewaterhouseCoopers LLP. All pre-approval requests submitted to the Audit Committee are required to be accompanied by backup documentation and a view from PricewaterhouseCoopers LLP and our chief financial officer that the services will not impair the independent registered public accounting firm’s independence. The policy does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate its authority to one or more of its members, subject to an overall annual limit. Pre-approvals by the delegated member or members must be reported to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

The aggregate fees billed to us by PricewaterhouseCoopers LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2008	2007
	(In thousands)
Audit Fees (1)	$4,763	$4,389
Audit Related Fees (2)	398	275
Tax Fees (3)	556	464
All Other Fees	—	—

Total Fees	$5,717	$5,128

(1)	Consists primarily of professional fees for services provided in connection with the audit of our financial statements, review of our quarterly financial statements, the audit of the effectiveness of internal control over financial reporting with the objective of obtaining reasonable assurance as to whether effective internal control over financial reporting was maintained in all material respects, the attestation of management’s report on the effectiveness of internal control over financial reporting, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Consists primarily of fees for audits of our employee benefit plans and services in connection with the review of certain compensation-related disclosures in our proxy statement.
(3)	Consists primarily of foreign tax planning and assistance in the preparation and review of our foreign income tax returns.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The members of our Board of Directors are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

Upon recommendation of the Board Affairs Committee, the Board of Directors has nominated Austin A. Adams, James N. Fernandez, Sandra E. Peterson and Michael R. Quinlan for election as Class III Directors at the 2009 Annual Meeting for a three-year term expiring at the 2012 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

Nominees for Election as Directors with Terms Expiring at the 2012 Annual Meeting

Austin A. Adams

Retired Executive Vice President and Corporate Chief Information Officer

JPMorgan Chase

Austin A. Adams, age 65, has served as a director of D&B since April 2007, and is a member of the Audit Committee and Compensation & Benefits Committee. Mr. Adams served as Executive Vice President and Corporate Chief Information Officer of JPMorgan Chase from July 2004 (upon the merger of JPMorgan Chase and Bank One Corporation) until his retirement in October 2006. Prior to the merger, Mr. Adams served as Executive Vice President and Chief Information Officer of Bank One from 2001 to 2004. Mr. Adams is also a director of the following public company: Spectra Energy, Inc.

James N. Fernandez

Executive Vice President and Chief Financial Officer

Tiffany & Co.

James N. Fernandez, age 53, has served as a director of D&B since December 2004, and is a member of the Audit Committee and Board Affairs Committee. Mr. Fernandez has served with Tiffany & Co., a specialty retailer, designer, manufacturer and distributor of fine jewelry, timepieces, sterling silverware, china, crystal, stationery, fragrances and accessories, since October 1983. He has held numerous positions with Tiffany & Co., the most recent of which is Executive Vice President and Chief Financial Officer since January 1998, with responsibility for accounting, treasury, investor relations, information technology, financial planning, business development and diamond operations, and overall responsibility for distribution, manufacturing, customer service and security. Mr. Fernandez does not serve on the board of any public companies other than D&B.

Sandra E. Peterson

Executive Vice President and President, Medical Care

Bayer HealthCare LLC

Sandra E. Peterson, age 50, has served as a director of D&B since September 2002, and is a member of the Board Affairs Committee and Compensation & Benefits Committee. Ms. Peterson has served as Executive Vice President and President, Medical Care, Bayer HealthCare LLC, a researcher, developer, manufacturer and marketer of products for diabetes disease prevention, diagnosis and treatment, as well as other medical devices, since May 2005. Ms. Peterson previously served as group president of government for Medco Health Solutions, Inc. (formerly Merck-Medco) from September 2003 until February 2004, senior vice president of Medco’s health businesses from April 2001 through August 2003 and senior vice president of marketing for Merck-Medco Managed Care LLC from January 1999 to March 2001. Ms. Peterson does not serve on the board of any public companies other than D&B.

Michael R. Quinlan

Chairman Emeritus

McDonald’s Corporation

Michael R. Quinlan, age 64, has served as a director of D&B since 1989, and is chairman of the Compensation & Benefits Committee and a member of the Board Affairs Committee. Mr. Quinlan is also the presiding director for the regularly scheduled executive sessions of non-management directors. Mr. Quinlan served as a director of McDonald’s Corporation, a global food service retailer, from 1979 until his retirement in 2002. He was the Chairman of the Board of Directors of McDonald’s from March 1990 to May 1999 and Chief Executive Officer from March 1987 through July 1998. Mr. Quinlan is also a director of the following public company: Warren Resources, Inc.

Directors with Terms Expiring at the 2010 Annual Meeting

John W. Alden

Retired Vice Chairman

United Parcel Service, Inc.

John W. Alden, age 67, has served as a director of D&B since December 2002, and is chairman of the Board Affairs Committee and a member of the Compensation & Benefits Committee. Mr. Alden served with United Parcel Service, Inc. (UPS), the largest express package carrier in the world, for 35 years, serving on UPS’s board of directors from 1988 to 2000. His most recent role was as vice chairman of the board of UPS from 1996 until his retirement in 2000. Mr. Alden is also a director of the following public companies: Arkansas Best Corporation, Barnes Group, Inc. and Silgan Holdings, Inc.

Christopher J. Coughlin

Executive Vice President and Chief Financial Officer

Tyco International Ltd.

Christopher J. Coughlin, age 57, has served as a director of D&B since December 2004, and is a member of the Audit Committee and Compensation & Benefits Committee. Mr. Coughlin has served as Executive Vice President and Chief Financial Officer of Tyco International Ltd., a global business with leading positions in residential and commercial security, fire protection and industrial products and services, since March 2005. Previously, he served at The Interpublic Group of Companies, Inc. as Executive Vice President and Chief Operating Officer from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004, and as a director from July 2003 to July 2004. Prior to that, Mr. Coughlin served as Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 to 2003. Mr. Coughlin is also a director of the following public company: Covidien Ltd.

Sara Mathew

President and Chief Operating Officer

The Dun & Bradstreet Corporation

Ms. Mathew, age 53, has served as our President and Chief Operating Officer since March 2007, and was named to our board of directors effective January 2008. She previously served as Chief Financial Officer from August 2001 to February 2007 in addition to serving as President, D&B U.S. from September 2006 to February 2007, with additional leadership responsibility for strategy from January 2005 to February 2007. In addition, Ms. Mathew served as President, D&B International from January 2006 through September 2006. Before joining D&B, she served in various positions at Procter & Gamble, including Vice President of Finance for the ASEAN region from August 2000 to July 2001, Comptroller and Chief Financial Officer of the global baby care business unit from July 1998 to July 2000, and various other positions prior to that. Ms. Mathew is also a director of the following public company: Campbell Soup Company.

Victor A. Pelson

Retired Senior Advisor

UBS Securities LLC

Victor A. Pelson, age 71, has served as a director of D&B since April 1999, and is chairman of the Audit Committee and a member of the Compensation & Benefits Committee. Mr. Pelson served as senior advisor for UBS Securities LLC, an investment banking firm, and its predecessors since 1996 to 2007. He was a director and senior advisor of Dillon Read at its merger in 1997 with SBC Warburg. Prior to that, Mr. Pelson was associated with AT&T from 1959 to 1996. At the time of his retirement from AT&T, Mr. Pelson was chairman of global operations and a member of the board of directors. Mr. Pelson is also a director of the following public company: Eaton Corporation.

Directors with Terms Expiring at the 2011 Annual Meeting

Steven W. Alesio

Chairman and Chief Executive Officer

The Dun & Bradstreet Corporation

Steven W. Alesio, age 54, has served as our Chairman of the Board since May 30, 2005, as our Chief Executive Officer since January 2005, and was named to our board of directors in May 2002. He also served as Chief Operating Officer from May 2002 to December 2004, and as President from May 2002 to February 2007. Mr. Alesio previously served as our Senior Vice President of Global Marketing, Strategy Implementation, E-Business Solutions™ and Asia-Pacific/Latin America from July 2001 to April 2002, with additional leadership responsibility for data and operations from February 2001 to April 2002, and as Senior Vice President of Marketing, Technology, Communications and Strategy Implementation from January 2001 to June 2001. Before joining D&B, Mr. Alesio was with the American Express Company for 19 years, most recently serving as President and General Manager of the Business Services Group and as a member of that company’s Planning and Policy Committee, a position he held from January 1996 to December 2000. Mr. Alesio does not serve on the board of any public companies other than D&B.

Jonathan J. Judge

President and Chief Executive Officer

Paychex, Inc.

Jonathan J. Judge, age 55, has served as a director of D&B since December 8, 2008. Since October 2004, Mr. Judge has served as President and Chief Executive Officer of Paychex, Inc., a national provider of payroll, human resource and benefits outsourcing solutions for small to medium-sized businesses. Prior to that, he served as President and Chief Executive Officer of Crystal Decisions, Inc., an information management software company, from October 2002 through December 2003. From 1976 to 2002, Mr. Judge worked for IBM Corporation in various sales, marketing and executive management positions, most recently as general manager of IBM’s Personal Computing Division and member of IBM’s Worldwide Management Committee. Mr. Judge is also a director of the following public companies: Paychex, Inc. and PMC-Sierra, Inc.

Naomi O. Seligman

Senior Partner

Ostriker von Simson, Inc.

Naomi O. Seligman, age 70, has served as a director of D&B since June 1999, and is a member of the Audit Committee and Board Affairs Committee. Ms. Seligman is a senior partner at Ostriker von Simson, Inc. and co-partner of the CIO Strategy Exchange, a private forum for discussion and research which facilitates a dialogue between the chief information officers of large multinational corporations, premier venture capitalists, and computer industry establishment chief executive officers. Previously, Ms. Seligman was a senior partner of the Research Board, Inc., which she co-founded in 1977 and led until June 1999. Ms. Seligman is also a director of the following public companies: Akamai Technologies, Inc. and Oracle Corporation.

Michael J. Winkler

Retired Executive Vice President, Customer Solutions Group and Chief Marketing Officer

Hewlett-Packard Company

Michael J. Winkler, age 64, has served as a director of D&B since March 2005, and is a member of the Board Affairs Committee and Compensation & Benefits Committee. Mr. Winkler served at Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions globally, from May 2002 to July 2005, most recently as Executive Vice President and Chief Marketing Officer of Hewlett-Packard. Prior to that, Mr. Winkler was Executive Vice President for HP Worldwide Operations from May 2002 to November 2003, and served as Executive Vice President, Global Business Units for Compaq Computer Corporation from June 2000 to May 2002. He also served as Senior Vice President and General Manager of Compaq’s Commercial Personal Computing Group from February 1998 to June 2000. Mr. Winkler does not serve on the board of any public companies other than D&B.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the consolidated financial statements for the year ending December 31, 2009. Although shareholder approval of this appointment is not required, the Audit Committee and the Board of Directors believe that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accounting firm, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of D&B and our shareholders.

PricewaterhouseCoopers acted as our independent registered public accounting firm for the 2008 fiscal year. In addition to its audit of our consolidated financial statements, PricewaterhouseCoopers also performed statutory audits required by certain international jurisdictions, audited the financial statements of our various benefit plans, and performed certain non-audit services. Fees for these services are described under the “Fees Paid to Independent Registered Public Accounting Firm” section of this proxy statement.

A representative of PricewaterhouseCoopers is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3

APPROVAL OF THE 2009 STOCK INCENTIVE PLAN

The Board of Directors is seeking shareholder approval for The Dun & Bradstreet Corporation 2009 Stock Incentive Plan, or 2009 SIP. This plan, which provides for grants of stock options and other equity-based awards to eligible employees of the company, is an integral part of our pay-for-performance compensation philosophy. This philosophy is more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board believes that approval of the proposed 2009 SIP has a number of important benefits to shareholders, including that it:

•

Aligns the long-term success of the company with plan participants’ total rewards opportunity by providing for the continued use of performance-based incentives which deliver value to plan participants only if performance criteria are met or exceeded;

•

Provides for the continued granting of equity-based compensation, which is a crucial element in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the development and execution of the company’s strategy;

•	Enables appropriate management of shareholder dilution by incorporating a plan provision that requires greater weighting be placed on full-value shares when deducted from the available share pool; and

•	Preserves tax deductibility as shareholder approval of the 2009 SIP will ensure the continued deductibility of awards under the 2009 SIP under Section 162(m) of the Internal Revenue Code, or IRC.

The proposed 2009 SIP, which is substantially the same as our current stock incentive plan, The Dun & Bradstreet Corporation 2000 Stock Incentive Plan, or 2000 SIP, will continue to allow for the granting of a range of equity compensation, including stock options, stock appreciation rights, or SARs, restricted stock, performance-based awards, and other equity-based awards. The total number of shares that may be issued for awards under the 2009 SIP is 5,400,000. The total number of shares that may be issued for awards to any single participant during a calendar year is 700,000. No awards may be granted under the 2009 SIP after May 4, 2019.

Since 2004, we have granted a combination of stock options and performance-based restricted stock. This practice accomplishes two goals: first, we limit the number of stock options granted annually and second, we align company performance and compensation for key employees with the use of performance-based restricted stock awards which are in keeping with our pay-for-performance principle. Our senior leadership team (currently, approximately 90 executives worldwide), has received a combination of equity-based awards, with 50% of the their total annual equity-based compensation opportunity granted in stock options and the remaining 50% granted in the form of a performance-based restricted stock opportunity. The restricted stock opportunity represents a right to receive restricted common stock, provided one or more of the performance-based targets (which we believe drives shareholder value creation), selected in advance by the C&BC, are met or exceeded.

We limit the use of equity-based awards to those positions in the organization that drive the execution of the company’s strategy and the delivery of shareholder value. In selecting participants into the program, we apply specific criteria to ensure we reward company leaders who are focused on and can impact long-term shareholder value creation. Participants are selected from among direct reports to members of the Global Leadership Team, or GLT, and are the most senior leaders in the company focused on the long-term growth and success of the business in line with our strategy. Participants have clear line-of-sight to long-term value creation, are leaders who drive major initiatives of our strategy (including product innovation, technology delivery, acquisitions, and revenue growth), and are leaders who have primary accountability for the largest revenue or critical resource units of the company.

As of March 9, 2009, we have 294,532 total shares of common stock remaining in the 2000 SIP, out of the currently authorized amount of 9,700,000 shares. The limited number of shares remaining in the 2000 SIP would preclude us from continuing to award equity, an essential component of our pay-for-performance compensation philosophy. Provided that we continue with current granting practices, we estimate that the remaining pool of shares available under the 2000 SIP would be fully depleted by the end of 2009.

The Board of Directors is requesting an authorization of 5,400,000 shares under the 2009 SIP. Any shares left in the 2000 SIP would carry over into the 2009 SIP as of May 5, 2009. In order to minimize shareholder dilution, a provision (consistent with an amendment approved in 2005) is included in the 2009 SIP, which provides that each full value share of common stock granted pursuant to a stock-based equity grant (other than options or SARs per Sections 7 and 9 of the 2009 SIP) counts against the total number of shares remaining available for award under the 2009 SIP as 2.3 shares of common stock (see example below).

Example: If a participant is awarded 100 shares of restricted stock, the total pool of shares available for stock options and other equity-related awards under the 2009 SIP is reduced by 230 shares. If a participant is awarded 100 options, the total pool of shares available for awards is reduced by 100 shares.

The 2009 SIP permits stock options, SARs and other performance-based awards to be considered “qualified performance-based compensation” as defined under regulations interpreting Section 162(m) of the IRC. Section 162(m) of the IRC limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees” unless it is qualified performance-based compensation. Under current regulations interpreting Section 162(m), the grant by a compensation committee made up of “outside directors” of at-the-money options, SARs and other performance-based awards under a shareholder approved plan that expressly limits the amount of such grants that can be made to any individual employee over a specified period of time and, if applicable, sets forth the performance goals that the compensation committee of outside directors may consider, is considered qualified performance-based compensation. Notwithstanding shareholder approval of the 2009 SIP at the 2009 Annual Meeting, we reserve the right to pay our employees, including recipients of awards under the 2009 SIP, amounts that may or may not be deductible under Section 162(m) or other provisions of the IRC.

If the 2009 SIP is approved by shareholders at the 2009 Annual Meeting, it will be effective with respect to all awards granted thereafter. If the 2009 SIP is not approved by shareholders, all awards will be granted under the 2000 SIP and will be made in accordance with the terms of the 2000 SIP.

The following summary of the 2009 SIP is subject to the complete terms of the plan, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. All capitalized terms not defined in the summary below have the same meaning as in the 2009 SIP.

1. Administration. The Compensation & Benefits Committee, or C&BC, selects Participants, the number of Shares and the types of Awards to be granted to each Participant, and has the authority to administer and interpret the 2009 SIP. Members of the C&BC are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, or IRC.

2. Eligibility. Employees of the company and its Subsidiaries and Affiliates are eligible to participate in the 2009 SIP. The C&BC has the authority to select the Eligible Individuals to whom Awards will be granted. The C&BC’s practice is to grant awards to individuals who are in a position to significantly contribute to the company and its Subsidiaries and Affiliates. Approximately 90 employees are participating in the 2000 SIP during 2009.

3. Shares Subject to Plan; Maximum Award. Under the 2009 shareholder authorization, the total number of Shares that may be awarded under the 2009 SIP is 5,400,000 plus any shares that are available for issuance under the prior 2000 SIP that are not subject to outstanding awards as of the Effective Date or that become available for issuance upon forfeiture, cancellation or expiration of awards granted under the 2000 SIP without having been exercised or settled in shares. The amount, as of the grant date, that may be awarded to any Participant during a calendar year is 700,000 Shares (for Awards denominated in Shares) or $5,000,000 (for Awards denominated in cash). The issuance of Shares pursuant to an Award will reduce the total number of Shares available under the 2009 SIP, except that each full value Share awarded and distributed will reduce the total number of Shares available under the 2009 SIP by 2.3 Shares. No Awards may be granted after May 4, 2019.

4. Awards in General. Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Performance Awards and other equity-based awards may be granted under the 2009 SIP either singly or in combination or tandem with any other Award, as the C&BC may determine. No outstanding underwater Option or Stock Appreciation Right shall be replaced or cancelled and exchanged for another Award or cash without prior shareholder approval.

5. Stock Options. Options granted under the 2009 SIP may be Nonqualified Stock Options or Incentive Stock Options for federal income tax purposes and will be subject to the following terms and conditions:

A. Exercise Price. The exercise price or purchase price per share of common stock underlying an Option will be determined by the C&BC, but may not be less than 100% of the Fair Market Value of a Share on the date of grant.

B. Term. An Option will be vested and exercisable at such time and upon such terms and conditions as may be determined by the C&BC, but in no event will an Option be exercisable more than ten years after the date of grant.

C. Payment. Payment in full for all Shares purchased upon exercise of an Option must be made at the time of exercise in cash, in freely transferable Shares, partly in cash and partly in such Shares, or through net share settlement or similar procedure, as permitted by the C&BC. The C&BC may permit a Participant to elect to have a portion of the Shares deliverable upon exercise of the Option withheld to provide for payment of applicable federal, state or local withholding taxes. Otherwise, withholding taxes will be payable in cash or Shares at the time of exercise.

D. Termination of Employment by Death or Disability. Unless determined otherwise by the C&BC at the time of grant, if a Participant’s employment terminates by reason of death or Disability on or after the first anniversary of the date of grant of an Option, the Option will immediately vest in full, and thereafter may be exercised during the five years after the date of death or Disability or the remaining stated term of the Option, whichever period is shorter.

E. Termination of Employment by Retirement. Unless determined otherwise by the C&BC at the time of grant, if a Participant’s employment terminates by reason of Retirement on or after the first anniversary of the date of grant of an Option, the Option may be exercised during the five years after the date of Retirement or the remaining stated term of the Option, whichever period is shorter (the “Post-Retirement Exercise Period”); provided that if the Participant dies within a period of five years after Retirement, the Post-Retirement Exercise Period is extended through the first anniversary of the date of death unless the Option expires earlier by its stated term.

F. Other Termination of Employment. Unless determined otherwise by the C&BC at the time of grant, if a Participant’s employment terminates for any reason (other than death, Disability or Retirement on or after the first anniversary of the date of grant), each Option then held by the Participant may be exercised through the 90th day after the date of such termination, but only to the extent such Option was exercisable at the time of termination. The C&BC has the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award.

6. Restricted Stock and Restricted Stock Units. The C&BC may grant Awards of Restricted Stock and Restricted Stock Units. At the sole discretion of the C&BC, Restricted Stock Units may be settled in Shares, cash or a combination of cash and Shares with a value equal to the Fair Market Value of the Shares at the time of payment.

7. Stock Appreciation Rights. A Stock Appreciation Right entitles a Participant to a cash payment equal to the excess of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the exercise price for the Stock Appreciation Right specified in the applicable Award Document. The exercise price will be determined by the C&BC, but may not be less than 100% of the Fair Market Value of a Share on the date of grant. Stock Appreciation Rights may be granted in tandem with Options or independently.

8. Performance-Based Awards. The C&BC may grant Awards of Shares of Performance Stock, Performance Stock Units or other Performance Awards that are valued in whole or in part by reference to the Fair Market Value of such Shares. The terms and conditions of these other equity-based awards may be set by the C&BC, and such Awards may be granted in a manner intended to result in the Award qualifying as “performance-based” compensation resulting in a deduction by the company under Section 162(m) of the IRC (“Performance-Based Awards”). Any such Performance-Based Awards will be subject to the following additional terms and conditions:

A. Performance Goals. Performance-Based Awards will be determined based on the attainment of written Performance Goals approved by the C&BC for a Performance Period established by the C&BC, while the outcome for that Performance Period is substantially uncertain and no more than 90 days after the commencement of the Performance Period to which the Performance Goals relate or, an earlier or later date permitted or required by Section 162(m) of the IRC. The Performance Goals will be comprised of measures as the C&BC deems appropriate, including, but not limited to: revenues or sales; operating income or operating income as a percentage of sales or revenue; earnings before interest, taxes, depreciation and amortization; net income or net income as a percentage of sales or revenue; earnings per share; cash flow, free cash flow or operating cash flow; total shareholder return; working capital and return on investment before or after the cost of capital. For a complete list of goals, refer to the 2009 SIP at Exhibit B. These criteria may relate to the individual participant or objectives that are company-wide or relate to one or more of its subsidiaries, partnerships, joint ventures, divisions, departments, regions, functions, business units, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the C&BC determines. To the degree consistent with Section 162(m) of the IRC, the Performance Goals may be calculated without regard to extraordinary items or accounting changes.

B. Payment. The C&BC determines whether the applicable Performance Goals have been met and certifies and ascertains the amount of the Award. The C&BC may determine, at the time of grant, that if performance exceeds the specified Performance Goals, the Award may be settled with payment greater than the Target Number or Target Payment. At the discretion of the C&BC, the amount of the Performance-Based Award actually paid may be less than the amount determined by the applicable performance goal formula. The amount payable in respect of an Award will be paid at such time as determined by the C&BC in its sole discretion after the end of such Performance Period.

9. Other Awards. The C&BC may grant Awards of other forms of equity-based compensation that the C&BC determines to be consistent with the purpose of the 2009 SIP and the interests of the company. The Other Awards may provide for payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. If the value of an Other Award is based on a spread value, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant.

10. Certain Restrictions.

A. Transfers. No Award will be transferable except where specified by a beneficiary designation, last will and testament or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order. The C&BC may, however, subject to Applicable Law and the terms and conditions that it will specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee will be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

B. Award Exercisable Only by Participant. During the lifetime of a Participant, an Award will be exercisable only by the Participant or by a Permitted Transferee to whom the Award has been transferred. The grant of an Award will impose no obligation on a Participant to exercise or settle the Award.

C. Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the 2009 SIP is to be paid in case of his or her death before he or she receives any or all of the benefit will be determined under The Dun & Bradstreet Corporation Welfare Benefit Plan.

11. Recapitalization or Reorganization. The existence of the 2009 SIP, the Award Documents and the Awards granted under the 2009 SIP will not affect or restrict the right or power of the company or shareholders to authorize any adjustment, recapitalization, reorganization or other change in the company’s capital structure or business. The number and kind of Shares authorized for issuance under the 2009 SIP will be equitably adjusted in the manner deemed necessary by the C&BC in the event of any changes in the outstanding shares of the company’s common stock, including a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the company affecting the Shares in order to preserve the intended benefits available under the 2009 SIP. In addition, upon the occurrence of any of these events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share under any outstanding Award will be equitably adjusted in the manner deemed necessary by the C&BC in order to preserve the benefits intended to be made available to Participants. The adjustments will be made by the C&BC. Unless otherwise determined by the C&BC, the adjusted Awards will be subject to the same restrictions and vesting or settlement schedule as applied to the Award prior to such adjustment. In the event of a Change in Control, Awards granted under the 2009 SIP shall accelerate as follows: (i) each Option and Stock Appreciation Right shall become immediately vested and exercisable, subject to the right of the C&BC to make adjustments in certain circumstances; (ii) restrictions on restricted shares shall lapse; and (iii) Performance-Based Awards shall become payable as if targets for the current period were satisfied at 100% unless the C&BC determines otherwise.

12. Term of the Plan and Effective Date. Unless terminated earlier pursuant to the termination provision set forth in the 2009 SIP, the 2009 SIP will terminate on the tenth anniversary of the Effective Date, except with respect to Awards which are outstanding. No Awards may be granted under the 2009 SIP on or after the tenth anniversary of the Effective Date.

13. Amendment and Termination. The C&BC may terminate or amend, modify or suspend the 2009 SIP. However, no termination, amendment, modification or suspension (i) will be effective without the approval of the shareholders of the company if shareholder approval is required under the rules and listing standards of the NYSE or other Applicable Law, (ii) will result in any Option, Stock Appreciation Right or similar Award being repriced and (iii) will materially and adversely alter or impair the rights of a Participant in any outstanding Award without the Award holder’s consent.

The Board will have broad authority to amend the 2009 SIP or any outstanding Award under the 2009 SIP without Participant consent if it is deemed necessary or desirable (a) to comply with, take into account changes in, interpretations of or guidance put into effect under applicable tax laws, securities laws, employment laws, accounting rules and other Applicable Law, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, actions related to recapitalization or reorganization), or (c) to take into account significant acquisitions or dispositions of assets or other property by the company.

14. Federal Income Tax Consequences. The following is a brief discussion of certain federal income tax consequences relevant to participants and to the company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2009 SIP.

A. Nonqualified Stock Options. A Participant who is granted a Nonqualified Stock Option will not recognize income at the time the Option is granted. Upon the exercise of the Option, however, the difference between the fair market value of the shares on the date of exercise and the Option price will be treated as ordinary income to the Participant, and the company will generally be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income recognized by the Participant. The Participant will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date, and the Participant’s holding period of the shares received will commence on the day following the date of exercise. Upon a subsequent sale of such shares, the Participant will recognize a short-term or long-term capital gain or loss, depending upon his or her holding period for such shares.

B. Incentive Stock Options. A Participant who is granted an Incentive Stock Option satisfying the requirements of the IRC will not recognize income at the time the Option is granted or exercised. The excess of the fair market value of the Shares on the date of exercise over the Option price is, however, included in determining the Participant’s alternative minimum tax as of the date of exercise. If the Participant does not dispose of Shares received upon exercise of the Option less than one year after exercise or two years after grant of the Option (the “Holding Period”), upon the disposition of such Shares the Participant will recognize a long-term capital gain or loss based on the difference between the Option exercise price and the fair market value of Shares on the date of disposition. In such event, the company is not entitled to a deduction for income tax purposes in connection with the exercise of the Option. If the Participant disposes of the Shares received upon exercise of the Incentive Stock Option without satisfying the Holding Period requirement, the Participant must generally recognize ordinary income equal to the lesser of: (i) the fair market value of the Shares at the date of exercise of the Option over the Option price; or (ii) the amount realized upon the disposition of such Shares over the Option price. Any further appreciation, if any, is taxed as a short-term or long-term capital gain, depending on the Participant’s Holding Period. In such event, the company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the Participant.

C. Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right, a Participant will recognize taxable income in the amount of the aggregate cash received. The company will be entitled to a deduction for income tax purposes in the amount of such taxable income recognized by the Participant.

D. Other Stock-Based Awards. A Participant who is granted a stock-based award other than an Option or a Stock Appreciation Right will generally recognize, in the year of grant, ordinary income equal to the fair market value of the property received. If such other stock-based award is subject to restrictions, the Participant will not recognize ordinary income until the restrictions lapse, unless the Participant makes an election pursuant to Section 83(b) of the IRC. The company would be entitled to a deduction for income tax purposes in the same year in an amount measured by the amount of ordinary income taxable to the Participant.

Required Vote. Approval of the 2009 SIP requires the favorable vote of a majority of the votes cast on this matter, provided that the total votes cast on this matter represent a majority of the shares outstanding on March 9, 2009 and entitled to vote.

The following table provides the number of shares outstanding and the number of shares available for future grant as of March 9, 2009, the record date:

Number of Stock Options Outstanding	3,027,389
Weighted Average Exercise Price	$61.86
Weighted Average Term (in years)	6.3
Number of Stock Awards Outstanding	492,641

Number of Shares Remaining for Future Grant:
2000 D&B Stock Incentive Plan (SIP)	294,532
2000 D&B Non-employee Directors’ Stock Incentive Plan (DSIP)	304,224
Common Shares Outstanding	53,590,893

Aggregate Share Authorization Calculation:

Upon approval of the 2009 SIP by shareholders, shares remaining in the 2000 SIP will be rolled over into the 2009 SIP and will become available for future grant under the terms and conditions of the 2009 SIP. No future grants will be made out of the 2000 SIP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2009 STOCK INCENTIVE PLAN.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS

The following table shows the number of shares of our common stock beneficially owned by each of the directors, each of the named executive officers listed in the Summary Compensation Table in this proxy statement, and all present directors and executive officers of D&B as a group, as of February 28, 2009. The table also shows the names, addresses and share ownership of the only persons known to us to be the beneficial owners of more than 5% of our outstanding common stock. This information is based upon information furnished by each such person or, in the case of the beneficial owners, based upon public filings by the beneficial owners with the SEC. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of our common stock outstanding on February 28, 2009, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning D&B stock units, the value of which is measured by the price of our common stock. D&B stock units do not confer voting rights and are not considered beneficially owned shares under SEC rules.

Name	Aggregate Number of Shares Beneficially Owned (1) (2)		D&B Stock Units	Percent of Shares Outstanding
Austin A. Adams	6,015		3,203	*
John W. Alden	15,317		3,698	*
Christopher J. Coughlin	12,125	(3)	6,836	*
James N. Fernandez	13,325	(4)	7,717	*
Jonathan J. Judge	—		1,558	*
Victor A. Pelson	29,978	(5)	6,598	*
Sandra E. Peterson	27,489		6,963	*
Michael R. Quinlan	35,557		26,586	*
Naomi O. Seligman	28,178		8,764	*
Michael J. Winkler	8,546		7,228	*
Steven W. Alesio	504,606		—	*
Anastasios G. Konidaris	42,839		—	*
Sara Mathew	442,312		—	*
Byron C. Vielehr	105,049		—	*
James P. Burke	40,131		—	*
All current directors and executive officers as a group (19 persons)	1,451,007		75,947	2.85%
Barclays Global Investors, N.A. and certain related entities (6) 45 Fremont Street San Francisco, California 94105	3,969,453		—	7.42%
Cramer Rosenthal McGlynn LLC (7) 520 Madison Avenue New York, New York 10022	2,793,558		—	5.22%
Davis Selected Advisers, L.P. (8) 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	8,376,258		—	15.65%

*	Represents less than 1% of our outstanding common stock.
(1)	Includes shares of restricted common stock as follows: Mr. Alesio, 31,278; Mr. Konidaris, 4,778; Ms. Mathew, 14,981; Mr. Vielehr, 14,422; Mr. Burke, 14,029; and all current directors and executive officers as a group, 101,540.
(2)

Includes the maximum number of shares of common stock that may be acquired within 60 days of February 28, 2009, upon the exercise of vested stock options as follows: Mr. Adams, 4,015; Mr. Alden, 9,752; Mr. Coughlin, 11,325; Mr. Fernandez, 11,325; Mr. Pelson, 20,787; Ms. Peterson, 23,211; Mr. Quinlan, 34,839; Ms. Seligman, 27,624; Mr. Winkler, 8,546; Mr. Alesio, 364,525; Mr. Konidaris,

33,525; Ms. Mathew, 407,900; Mr. Vielehr, 57,900; Mr. Burke, 18,200; and all current directors and executive officers as a group, 1,122,378.
(3)	Includes 800 shares owned by Mr. Coughlin’s spouse, to which Mr. Coughlin disclaims beneficial ownership.
(4)	Includes 2,000 shares as to which Mr. Fernandez has shared voting and shared dispositive power.
(5)	Includes 3,000 shares as to which Mr. Pelson has shared voting and shared dispositive power.
(6)	Barclays Global Investors, N.A. and certain related entities filed a Schedule 13G with the SEC on February 5, 2009. This Schedule 13G shows that Barclays Global Investors, N.A. had sole voting power over 2,263,738 shares and sole dispositive power over 2,731,974 shares; Barclays Global Fund Advisors had sole voting power over 623,183 shares and sole dispositive power over 626,564 shares; Barclays Global Investors, Ltd. had sole voting power over 271,257 shares and sole dispositive power over 329,779 shares; Barclays Global Investors Japan Limited had sole voting and sole dispositive power over 218,808 shares; Barclays Global Investors Canada Limited had sole voting and sole dispositive power over 55,643 shares; and Barclays Global Investors Australia Limited had sole voting and sole dispositive power over 6,685 shares.
(7)	Cramer Rosenthal McGlynn LLC filed a Schedule 13G with the SEC on February 13, 2009. This Schedule 13G shows that Cramer Rosenthal McGlynn LLC, an investment adviser, had sole voting power over 2,674,793 shares, sole dispositive power over 2,793,558 shares, shared voting power over 26,110 shares and shared dispositive power over 150,675 shares.
(8)	Davis Selected Advisers, L.P. filed a Schedule 13G/A with the SEC on February 13, 2009. This Schedule 13G/A shows that Davis Selected Advisers, L.P., a registered investment company, had sole voting power over 8,030,086 shares and sole dispositive power over 8,376,258 shares.

EXECUTIVE OFFICERS

The following table lists all of our executive officers as of March 23, 2009. Our executive officers are elected by our board of directors and each will hold office until his or her successor is selected, or until his or her earlier resignation or removal.

Name	Title	Age
Steven W. Alesio (1)	Chairman and Chief Executive Officer	54
James P. Burke	President, Global Information Services and Chief Quality Officer	43
Patricia A. Clifford	Senior Vice President and Chief Human Resources Officer	44
Charles E. Gottdiener	President, Global Risk, Analytics and Internet Solutions	44
Walter S. Hauck, III	Senior Vice President, Technology and Chief Information Officer	49
Jeffrey S. Hurwitz	Senior Vice President, General Counsel and Corporate Secretary	48
Anastasios G. Konidaris	Senior Vice President and Chief Financial Officer	42
Sara Mathew (2)	President and Chief Operating Officer	53
Byron C. Vielehr	President, Integration Solutions	45

(1)	Mr. Alesio’s biographical information is provided above under the “Directors with Terms Expiring at the 2011 Annual Meeting” section of this proxy statement.
(2)	Ms. Mathew’s biographical information is provided above under the “Directors with Terms Expiring at the 2010 Annual Meeting” section of this proxy statement.

Mr. Burke has served as President, Global Information Services and Chief Quality Officer since February 2009. He previously served as President, U.S. Customer Segments from January 2008 to February 2009. He previously served as Senior Vice President, Chief Marketing Officer and Leader, Global Solutions, from January 2006 to December 2007, and Leader, U.S. Risk Management Solutions from July 2004 to December 2005, in addition to serving as Vice President, RMS Products and Marketing from April 2004 to October 2004. Mr. Burke also served as Vice President, RMS Traditional Products from March 2003 to March 2004, and as Vice President, Small Business Solutions from December 2001 to February 2003. Prior to joining D&B, Mr. Burke was the Chief Development Officer with Prudential’s e-business group from March 2000 to July 2001 and Head of Internet Marketing at First USA Bank from September 1997 to February 2000.

Ms. Clifford has served as Senior Vice President, Human Resources and Winning Culture, since January 2006 and as Chief Human Resources Officer since January 2008. She also has additional leadership responsibility for communications. Ms. Clifford previously served as Vice President, Human Resources and Winning Culture, from 2002 until December 2007, Executive Assistant to the Chairman and Chief Executive Officer and Winning Culture Champion from April 2001 to May 2002, and as Assistant Corporate Secretary from October 1996 to March 2001.

Mr. Gottdiener has served as President, Global Risk, Analytics and Internet Solutions since January 2008. He previously served as Senior Vice President and Leader, Small Business Marketing, from November 2006 to December 2007. Prior to that, he served as Vice President, Corporate Strategy & Development at Unisys Corporation, from March 2006 to November 2006, Leader, Strategy and Business Development of D&B from September 2002 to February 2006, and was a Vice President with Cap Gemini Ernst & Young from January 2001 to August 2002. From October 1999 until January 2001, he was employed with Stockback LLC, first as Executive Vice President of Business Development and Marketing and then as Chief Operating Officer and Chief Financial Officer.

Mr. Hauck has served as Senior Vice President, Technology and Chief Information Officer since December 2008. Before joining D&B, Mr. Hauck served in various positions at Pfizer from June 1995 until November 2008, most recently as Vice President, Global Technology.

Mr. Hurwitz has served as Senior Vice President, General Counsel and Corporate Secretary since March 2007. He previously served as Vice President and Deputy General Counsel from September 2003 to February 2007. Before joining D&B, Mr. Hurwitz was in private practice from June 2000 until June 2003, serving as Of Counsel at Hale and Dorr LLP from November 2001 to June 2003. Until May 2000, Mr. Hurwitz was Corporate Senior Vice President, General Counsel and Secretary for Covance, Inc.

Mr. Konidaris has served as Senior Vice President and Chief Financial Officer since March 2007. He previously served as Leader, Finance Operations, from March 2005 to February 2007 and as Principal Accounting Officer from May 2005 to February 2007. Before joining D&B, he served at Schering Plough as Group Vice President of the Global Diversified Products Group Division from May 2004 to February 2005 and Group Vice President of Finance, Global Pharmaceutical Group from August 2003 to May 2004. Prior to that time, Mr. Konidaris was Vice President of Finance, North America of Pharmacia Corporation from June 2000 to July 2003.

Mr. Vielehr has served as President, Integration Solutions, since December 2008. From July 2005 to November 2008 he served as our Chief Information Officer. In addition, Mr. Vielehr had the responsibilities of Chief Quality Officer from December 2007 to February 2009. Before joining D&B, he served as President and Chief Operating Officer of Northstar Systems International, Inc. from October 2004 to May 2005. Prior to that, Mr. Vielehr held several leadership positions with Merrill Lynch, serving as the Chief Technology Officer and Managing Director for the Global Private Client Group from November 2001 to March 2004 and the Chief Technology Officer, Global Head of eBusiness and Managing Director for Merrill Lynch Investment Managers from February 2000 to November 2001. Prior to Merrill Lynch, Mr. Vielehr was the head of eBusiness and Vice President at Strong Mutual Funds from May 1997 to February 2000.

COMPENSATION DISCUSSION & ANALYSIS

The purpose of this Compensation Discussion & Analysis is to provide material information about our executive compensation program, policies, and objectives and to share with investors how we arrived at the levels and form of compensation for our named executive officers. We will describe not only what we pay, but why and how we link executive compensation to our business results. In this section we will cover:

•	The objectives of our executive compensation program;

•	The elements or components that comprise our executive compensation program and why we provide these elements or components;

•	What our executive compensation program is designed to reward, especially our variable pay program;

•	How we determine the level to pay for each component; and

•	How each component of our executive compensation program fits within our overall objectives and impacts decisions we make about other components.

The Compensation Discussion & Analysis and the tables that follow cover the compensation paid to our named executive officers, which includes the following five executives:

•	Steven W. Alesio, who served as Chairman and Chief Executive Officer (our principal executive officer) for the entire fiscal year;

•	Anastasios G. Konidaris, who served as Senior Vice President and Chief Financial Officer (our principal financial officer) for the entire fiscal year; and

•	Our three highest compensated executive officers, other than our Chief Executive Officer:

•	Sara Mathew, who served as President and Chief Operating Officer for the entire fiscal year;

•	Byron C. Vielehr, who served as Chief Information Officer through November 2008, and assumed the role of President, Integration Solutions effective December 1, 2008; and

•	James P. Burke, who served as President, U.S. Customer Segments for the entire fiscal year.

Objectives of our Executive Compensation Program

The objectives of our 2008 executive compensation program were as follows:

•	Ensure a strong relationship between pay and performance, including both rewards for results that meet or exceed performance targets and consequences for results that are below performance targets;

•	Align executive and shareholder interests through short- and long-term incentives that link the executive to shareholder value creation;

•

Provide a total compensation opportunity that is competitive with the market for senior executives, thereby enabling us to attract, retain and motivate the executive talent necessary to execute our strategy and achieve our growth targets;

•	Reinforce behaviors that are consistent with our mission to become a Great Company as measured by our three constituencies: our shareholders, our customers, and our team members; and

•	Allow for consistency in application from year-to-year and transparency to shareholders.

Pay Positioning and Pay Mix. Although each named executive officer’s annual base salary may be positioned above or below the market target, in the aggregate, annual base salaries for our executive officers as a group are targeted at the median of the compensation comparison group (described below). Maintaining annual base salaries or fixed compensation costs at this level relative to the market influences the pay positioning of other elements of our compensation package. Variable pay or “at risk” pay, such as target annual cash incentive and long-term incentives, is positioned above the market median to provide the named executive officer with a total compensation opportunity that is competitive with the 65th percentile of the compensation comparison group. This level of total compensation, however, is realized only when our performance goals are achieved or exceeded.

In addition to external pay positioning, we also review pay mix when determining the amount of annual base salary, annual cash incentive and long-term incentives to provide each of our named executive officers. Our pay for performance principle requires that a significant portion of the total compensation mix be variable or “at risk.” In addition, we reinforce longer term results by placing an emphasis on equity in the total compensation mix. Individual “at risk” and equity compensation varies based on the named executive officer’s role, level of responsibility within the organization and market data for comparable jobs in the compensation comparison group. As indicated in the table below, the portion of variable compensation as a percentage of total compensation (i.e., annual cash and long-term incentives) is over 80% for our top two executive positions, Chairman and Chief Executive Officer and President and Chief Operating Officer, and over 70% for our other named executive officers. We also target over 60% of total compensation to equity for our top two executive positions and about 50% for our other named executive officers.

	Fixed/Variable Pay Mix		Cash/Equity Pay Mix
	Fixed	Variable	Cash	Equity
Steven W. Alesio	16%	84%	37%	63%
Anastasios G. Konidaris	29%	71%	50%	50%
Sara Mathew	18%	82%	39%	61%
Byron C. Vielehr	28%	72%	51%	49%
James P. Burke	26%	74%	50%	50%

Elements of our Executive Compensation Program

To meet the objectives of our executive compensation program, the 2008 compensation of our named executive officers consisted of the following components:

•	Total cash compensation including a base salary and a target annual cash incentive opportunity;

•	Long-term equity incentives comprised of a grant of non-qualified stock options and a performance-based restricted stock opportunity;

•	Required stock ownership guidelines;

•	Voluntary deferral of compensation per our non-qualified deferred compensation plan;

•	Supplemental retirement benefits;

•	Eligibility to receive severance benefits (which are also available to all employees); and

•	Eligibility to receive benefits payable upon an actual or potential change in control of D&B.

We do not offer any special perquisites to our named executive officers beyond those that are generally available to all employees. We believe that special perquisites are entitlement-driven rather than performance-based and, therefore, do not fit within the objectives of our executive compensation program. Instead, we seek to attract and retain executive talent that is motivated by a competitive total compensation package which rewards for performance and the delivery of increased shareholder value.

In addition to the components listed above, our named executive officers are eligible to participate in certain benefit programs that are generally available to all of our U.S. employees including: our cash balance retirement plan (which was frozen as of July 1, 2007 for all participants and closed to new entrants), our qualified and supplemental defined contribution plans, our medical and dental benefits, our life, voluntary group accident, long-term disability, legal, and business travel accident insurance benefits, and our health care and dependent care spending accounts.

As part of its ongoing oversight, the Compensation & Benefits Committee, or C&BC, has reviewed the value of all elements of our executive compensation paid on an annual basis (including the value of benefits generally available to all employees). The C&BC has also reviewed the full value of payments that may be made in the event of a named executive officer’s termination (discussed below as potential post-employment compensation). Included in the total compensation review is an analysis of the wealth accumulated by our named executive officers through accrual of long-term equity, voluntary deferrals, and retirement benefits. This analysis was not used to make individual pay decisions. Instead, the C&BC used this review to ensure that the right programs are in place and that these programs are delivering appropriate levels of compensation. The values reviewed and provided in this analysis are based on consideration of company performance, individual performance, the named executive officer’s role and responsibility in the organization, competitive market practice and our strategic talent requirements.

Base Salary. Salary provides a base level of compensation commensurate with the named executive officer’s role in the organization, experience, skill, and job performance. With a significant portion of total compensation “at risk” or variable, base salaries provide the named executive officer with a fixed level of compensation related to the daily performance of his or her leadership role and responsibilities.

The base salary provided to the named executive officers is reviewed by the C&BC annually. Any adjustment to base salary is based on a number of factors and considerations including:

•	The market data for comparable executive positions in the compensation comparison group (described below);

•	The scope of responsibility and accountability within the organization;

•	Demonstrated leadership competencies and skills; and

•	Individual performance.

Target Annual Cash Incentive Opportunity. In addition to base salary, our named executive officers have the opportunity to earn an annual cash incentive that is tied to company and individual performance as discussed below. We offer this cash opportunity to reinforce the outcomes and behaviors necessary to meet or exceed our annual commitment to our shareholders and customers. We use above market median target annual cash incentives in setting the total cash compensation opportunity for our named executive officers. This pay positioning is deliberate, reflecting our view that a significant portion of cash should be “at risk”. This “at risk” pay underscores our pay for performance objective. Emphasizing “at risk” compensation is an important factor in achieving our compensation objectives and in driving the performance of our company.

Company performance is an important component of our annual cash incentive. Our variable pay program rewards significant and sustained growth in revenue and earnings. We believe that consistent, year-over-year growth in revenue and earnings are the key drivers of increased shareholder value over the longer term. In keeping with that view, our annual cash incentive rewards achievement of company performance as measured by the following:

•

Financial results consistent with external guidance—growth in revenue, operating income, and earnings per share are the most important measures in our executive compensation program and carry the greatest weight because we believe that profitable revenue growth over time will create value for our shareholders. We fund our investments for growth through incremental revenue and by financial flexibility through reengineering.

•

Customer satisfaction—each year progress towards our mission to become a Great Company is measured through improvements in the customer satisfaction index as determined by the Voice of the Customer survey. Our customer satisfaction index is based on several key dimensions that drive customer satisfaction including information quality, product innovation and the customer experience. We link the results of this survey to our executive compensation program because improving our customers’ experience and the value D&B provides is fundamentally about changing our behavior as leaders and as a company.

•

Strategy execution—we explicitly incorporate the execution of our strategic plan into our executive compensation program. Our strategic plan is designed to drive an increased level of profitable revenue growth over the three-year period of 2008 to 2010. Focusing on this measure ensures we achieve early progress in executing our strategy and in meeting our commitment to deliver revenue and operating income growth over the 2008 to 2010 timeframe.

•

Employee engagement—in 2008 we re-introduced our revised Winning Culture survey. Our new survey of team members focuses on employee engagement and outcomes that drive customer satisfaction and shareholder value. Our mission is to create an environment where all team members are passionately engaged in creating a most trusted experience with every action they take. Key dimensions include customer behavior, team member engagement and performance excellence. We conduct a Winning Culture survey to measure our continued drive to build a “Winning Culture”[1] and to address how we can better leverage leadership as a competitive advantage. We focus on our culture of leadership because we believe that better leaders create higher levels of customer satisfaction, which in turns drives increased shareholder value.

In addition to company performance, individual goal and leadership performance, especially as it relates to outcomes on behalf of Great Company and customer-related behavior, carries an important weight in our annual cash incentive. The success of our company is directly tied to strong leadership that drives results and creates shareholder value. We expect all employees, especially our named executive officers, to demonstrate behavior that is consistent with our principles-based leadership model. Feedback on these behaviors is reinforced through our quarterly Leadership Development Process.

On a quarterly basis, our Chairman and CEO and President and COO evaluate the attainment of specific team and individual goals and the demonstration of defined leadership competencies by their direct reports, including the named executive officers. Through this process, a specific goal and leadership rating is assigned to each named executive officer. Each named executive officer is assessed on:

•	Achievement of specific team and individual goals in support of our strategy and business objectives;

•

Progress towards leadership competencies that, among other important skills, intensify our focus on the customer. These competencies include establishing superior relationships, driving the future of the business, demonstrating a passion for winning and creating a high performing team. We view these leadership competencies as behaviors that are critical to driving performance, building our Winning Culture, and enabling us to achieve our mission of becoming a Great Company; and

•	The leadership development action plan, which maps out the named executive officer’s tactical plan for continuing to build upon strengths and to improve areas of focus.

At year-end, the results of this assessment will adjust positively or negatively each named executive officer’s target annual cash incentive award for company performance. Through this assessment process, judgment is applied relative to the individual’s demonstrated outcomes on behalf of Great Company that are well above or well below that of the overall executive team.

The C&BC also performs a similar assessment of our Chairman and CEO after the conclusion of the fiscal year.

[1]	For more information about “Winning Culture,” refer to Item 1. Business—Our Aspiration and Our Strategy—Winning Culture in our Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

Long-term Equity Incentives. While cash is tied to the achievement of short- and intermediate-term results, equity is directly linked to the creation of increased shareholder value over the longer term. Approximately 58% of the target total compensation opportunity provided to our named executive officers in 2008 was equity-based. This emphasis reflects our view that there should be a close alignment between executive officer rewards and shareholder value creation.

Under our long-term incentive program, 50% of the total value of our named executive officer’s equity compensation is in the form of a maximum performance-based restricted stock opportunity with the remaining 50% in the form of non-qualified stock options. Using both full value shares and stock options accomplishes important objectives of our executive compensation program:

•	Performance-based restricted stock reinforces our pay for performance objective in that it must be earned based on the same performance goals used in the annual cash incentive plan;

•	Restricted stock is also tied to longer term value through stock price appreciation; and

•

Stock options link the interests of our named executive officers with shareholders. Increased shareholder value over time is based on our success in executing our strategy and delivering significant, sustained growth year after year.

Stock Ownership Guidelines. Under the company’s stock ownership guidelines, our named executive officers and other members of senior management are expected to achieve over time a minimum level of ownership in our common stock. These guidelines were implemented to reinforce the objectives of our executive compensation program as follows:

•	Align senior executives’ individual financial interests with those of shareholders; and

•	Encourage senior executives to act like owners focused on longer term value creation.

The levels of stock ownership are a multiple of the executive officer’s salary. For our Chairman and CEO, the minimum level of stock ownership is six times salary. For other named executive officers, the minimum level of stock ownership is four times salary. These multiples, which are above the general market median, demonstrate our senior executives’ commitment to D&B and their personal financial stake in the company.

Shares counted toward satisfaction of the ownership guideline include all stock owned outright, restricted shares, units in the D&B Common Stock Fund of our 401(k) Plan, and one-half of vested stock options. There is no timeframe for achieving the ownership guideline. However, all executives covered by our stock ownership guidelines are expected to retain 100% of net shares resulting from equity compensation awards and shares otherwise acquired by them outright until the stock ownership guideline is achieved.

Each year, the C&BC reviews the named executive officer’s status and progress towards achieving the stock ownership guideline. As of December 31, 2008, the stock ownership of each named executive officer was as follows:

Stock Ownership as a Percent of Guideline

(Meeting Guideline = 100%)

Steven W. Alesio	511%
Anastasios G. Konidaris	99%
Sara Mathew	698%
Byron C. Vielehr	219%
James P. Burke	114%

Non-qualified Deferred Compensation. Our Key Employees’ Non-Qualified Deferred Compensation Plan is designed to provide our named executive officers and eligible key employees with an opportunity to defer receipt of current income into the future and/or to accumulate capital on a tax-deferred basis for a planned future event. This voluntary plan can also provide the officer with an effective tax planning vehicle and allow the officer to defer additional income for retirement. We offer this plan to provide a competitive and comprehensive total compensation package that is designed to attract and retain key executives. Under this plan, participants may defer payment of salary and annual cash incentive. Participation in the plan is voluntary. A further description of the plan is set forth below under the “Non-qualified Deferred Compensation Table.” In 2008, Ms. Mathew was the only named executive officer who elected to participate in the plan.

Non-qualified Retirement Benefits. There are two different non-qualified, unfunded pension plans: (1) our supplemental executive benefit plan, or SEBP, which was frozen as of July 1, 2007; and (2) our executive retirement plan, or ERP, which was adopted effective January 1, 2006 and was initially used for newly eligible participants.

The SEBP was designed to ensure the payment of a competitive level of retirement income and disability benefits in order to attract, retain and motivate selected executives of D&B. The SEBP was intended to help offset the compensation, contribution and benefit limitations in qualified plans that restrict the executive’s ability to accumulate an appropriate level of retirement income. The SEBP provides benefits in excess of those under our qualified cash-balance plan and the Pension Benefit Equalization Plan or PBEP.

As a result of a review of our retirement program in 2007, the C&BC approved freezing the SEBP effective July 1, 2007. Active SEBP participants were moved into the ERP and will receive the greater of the benefit provided under the SEBP as of June 30, 2007 or the ERP going forward. The ERP provides a reduced benefit as compared to the SEBP and is better aligned with current market practice. Pension reductions experienced by active SEBP participants were in line with the average reduction that was experienced by all other employees as a result of the freezing of the qualified Retirement Plan in 2007. The freezing of the SEBP and the transition of active participants into the ERP aligns with our compensation program objectives in that:

•	Participants will continue to see their pension increase over time, which will enable us to retain key talent;

•	Maintaining an executive retirement plan will help attract key talent; and

•	Maintaining an executive retirement plan is in line with current market practice.

The named executive officers, excluding Mr. Konidaris, are currently eligible to receive a benefit under the SEBP formula. A further description of the SEBP is set forth under the “Pension Benefits Table.”

The ERP was adopted effective January 1, 2006 as a result of management’s review of its executive pension plans. Like the SEBP, the ERP is designed to ensure the payment of a competitive level of retirement income and disability benefits in order to attract, retain and motivate selected executives of D&B.

Additional details on the non-qualified retirement plans can be found in the section following the Pension Benefits Table.

Change in Control Benefits. In the event of a change in control of D&B, unvested options become immediately vested and exercisable, restrictions on restricted stock and restricted stock units immediately lapse and other stock-based awards become payable as if targets for the current period were met at 100%. This acceleration of equity is available to all of our employees who receive equity awards under the 2000 SIP. These provisions enable our named executive officers to make decisions in the best interest of our shareholders without concern over the impact of a change in control on their outstanding equity awards.

We have change in control agreements with each of our named executive officers to provide additional benefits if the officer is terminated in connection with a change in control of D&B. The level of benefits generally differs depending on whether or not the officer reports directly to our Chairman and CEO or President and COO and is consistent with market practice, which shows that chief executive officers or chief operating officers and their direct reports typically receive a greater level of benefits than lower level executives.

Our change in control agreements also provide a gross up for any payments that are subject to excise taxes under Section 280G of the Internal Revenue Code. A detailed description of the change in control agreements is set forth under the “Change in Control Agreements” section of this proxy statement.

We believe that the additional benefits provided by our change in control agreements are an important component of our named executive officer’s total compensation package and help protect shareholder interests in the event of a change in control. These benefits align the named executive officers’ individual financial interests with those of our shareholders. This enables our officers to make decisions in the interest of our shareholders without concern over the impact on them personally. In addition, the agreements provide an incentive for the named executive officers to continue their employment with D&B during the change in control event, because benefits are only paid if the named executive officer is terminated without cause (or resigns for good reason) following the change in control. The named executive officer will not receive any provided benefits if he or she voluntarily leaves D&B without good reason or terminates prior to a change in control.

Severance Benefits. We also provide our named executive officers with severance benefits if their employment is terminated as a result of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed-upon resignation, in each case not related to a change in control of D&B. Severance benefits are provided through our Career Transition Plan, in which all named executive officers other than Mr. Alesio participate. These same severance benefits are generally available to all employees of the company. Mr. Alesio’s severance benefits are provided in his employment agreement.

We believe that severance benefits are an important component of our named executive officers’ total compensation package. They enable our program to remain competitive with the market for executive talent and they provide the named executive officer with the appropriate incentive to act in the best interests of shareholders.

Detailed descriptions of our severance plans and Mr. Alesio’s employment agreement are set forth under the “Employment, Change in Control and Severance Arrangements” section of this proxy statement.

External Benchmarking

Market data provides a reference and framework for decisions about the base salary, target annual cash incentives, and the appropriate level of long-term incentives to be provided to each named executive officer. However, due to year-over-year variability and the inexact science of matching and pricing executive jobs, we believe market data should be interpreted within the context of other important factors and should not be used as the sole criteria in determining a specific pay level. Therefore, in setting the target pay for named executive officers, market data is reviewed along with other factors, including: the scope of responsibility and accountability within the organization, prior experience, competencies, skills, and individual performance. Given the limitations of obtaining competitive data on wealth accumulation through equity gains, deferred compensation and post-employment compensation, the C&BC may elect not to use all comparative information in making its compensation decisions.

Market data also helps ensure our other executive compensation program components are competitive with market practice and trends. Therefore, we periodically review our stock ownership guidelines, deferred compensation plan, and supplemental retirement, severance, and change in control benefits against both our compensation comparison group as well as general industry.

Compensation Comparison Group. Our compensation comparison group includes 24 companies in financial services and business information and technology services. In consultation with Hewitt Associates, our independent third-party compensation consultant, the C&BC used these companies for the compensation comparison group because they are broadly within the size range of D&B; have executive positions comparable to those of D&B requiring a similar set of management skills and experience; and/or are representative of organizations that compete with us for business or executive talent.

For 2008, the companies that comprised our compensation comparison group and the primary focus of our annual review of market data included:

2008 Compensation Comparison Group

Acxiom Corporation	Fiserv Incorporated
Alliance Data Systems Corporation	Global Payments Incorporated
Automatic Data Processing	IMS Health Incorporated
CA Incorporated	McGraw-Hill Companies
CDW Incorporated	Moody’s Corporation
Ceridian Corporation	NCR Corporation
ChoicePoint Incorporated	Nielsen Company
Convergys Corporation	Northern Trust Corporation
DST Systems	Thomson Reuters
Equifax Incorporated	Total Systems Services Incorporated
Fair Isaac Corporation	Tribune Company
First Data Corporation	Unisys Corporation

Two companies were deleted from the 2008 compensation comparison group as compared to 2007 and seven companies were added: Dow Jones & Company and infoGROUP are no longer in our comparison group since compensation data is no longer available; and Acxiom Corporation, Alliance Data Systems Corporation, Automatic Data Processing, DST Systems, Fair Isaac Corporation, Moody’s Corporation, and Total Systems Services Incorporated were added to ensure we maintained an appropriate sampling of companies that fit our criteria specified above.

Benchmarking Process. Each year we review our pay positioning and performance versus our compensation comparison group. As noted in the “Corporate Governance” section of this proxy statement, the C&BC retained the services of Hewitt Associates to perform this review.

As in past years, in 2008 we analyzed:

•	Base salary;

•	Target cash incentive;

•	Target total cash (i.e., base salary plus target cash incentive);

•	Actual total cash (i.e., base salary plus earned cash incentive);

•	Long-term incentives;

•	Target total compensation (i.e., target total cash plus long-term incentives); and

•	Actual total compensation (i.e., actual total cash plus long-term incentives).

Analyses covered both unadjusted and regression size-adjusted data (adjusted for revenue size and market capitalization) to provide a comprehensive perspective of market pay. We focus on unadjusted data because we recruit new executive talent to grow our business from financial services, business information and technology services companies regardless of size. In addition, we strongly believe that there should be a link between a company’s performance and its pay levels. Therefore, we also analyzed the relationship between executive officer compensation and company performance over one-year and three-year periods. This review focused on measures of growth (i.e., operating profit, earnings per share and revenue), efficiency (i.e., return on revenue and cash flow margin), and shareholder value creation (i.e., total shareholder return).

The analyses grouped pay and performance into one of four quartiles with the 1st quartile being the lowest quartile and the 4th quartile being the highest. The following summarizes the results of our 2008 analyses of how our actual pay for the CEO and other Section 16 reporting persons links to performance relative to the compensation comparison group:

•

Our base salary levels are in the lower end of the 3rd quartile and generally align with our company size (e.g., market capitalization in the upper end of the 2nd quartile), which is appropriate since salary does not vary based on company performance;

•

Target and actual total cash are in the 3rd quartile and fit within the middle of performance on growth measures, where we rank in the 2nd through 4th quartiles; both target and actual total cash, however, are low relative to efficiency measures, where we rank in the top quartile; and

•

Target and actual total compensation are in the 3rd quartile and also are in the middle of performance on growth measures, where we rank in the 2nd through 4th quartiles; both target and actual total compensation, however, are low relative to efficiency measures and total shareholder return, where we rank in the top performance quartile over the most recent three-year period.

2008 Base Salaries

As noted above, the base salary provided to our named executive officers is reviewed by the C&BC annually and any adjustment to base salary is based on a number of factors and considerations. Based on the C&BC’s review, the named executive officers received base salary increases effective January 1, 2008 as follows:

			Base Salary
Name	Rationale	Market Position	From	To	Increase %	Effective
Steven W. Alesio	In 2007 the C&BC began a 2-step process to realign his compensation, shifting some value away from long-term incentives into base salary and cash bonus opportunity; the rationale was to align better his pay with CEO market practices and D&B’s executive compensation program objectives; in addition, the C&BC balanced other factors including strong company financial performance and strategy execution, competitive positioning of the CEO’s total compensation, and internal company program regulators	At median	$870,000	$975,000	12.1%	1/1/2008

Anastasios G. Konidaris	In consideration of his demonstrated leadership and performance in his role as Senior Vice President and Chief Financial Officer, to which he was appointed in March 2007	Below median	$375,000	$400,000	6.7%	1/1/2008

Sara Mathew	In recognition of additional responsibilities in 2008 including leading our Global Solutions, Technology, Data Strategy and Operations organizations	At median	$560,000	$600,000	7.1%	1/1/2008

Byron C. Vielehr	In consideration of his continued role in refining our technology operating model so that it better aligns with the needs of our customers and in recognition of additional responsibilities for Data Strategy and Operations	Between median and 65th percentile	$375,000	$425,000	13.3%	1/1/2008

James P. Burke	In recognition of his new role as President, U.S. Customer Segments including shared accountability for U.S. P&L, an increase in target bonus and target long term incentives rather than base salary	Above 65th percentile	$425,000	$425,000	0.0%	N/A

Annual Cash Incentive Plan

Through the annual cash incentive plan, a majority of 2008 target total cash compensation was “at risk” since payment was based on performance against predetermined annual measures. This “at risk” apportionment applies to the named executive officers as a group. As noted earlier, individual “at risk” compensation varies based on the named executive officer’s role, level of responsibility in the organization and market data for comparable jobs in the compensation comparison group.

Our named executive officers were designated by the C&BC as participants in our Covered Employee Cash Incentive Plan, or CIP, which is a shareholder approved plan.

Maximum Incentive Opportunity. On February 21, 2008, the C&BC established a maximum annual cash incentive opportunity of eight-tenths of one percent of our 2008 earnings before taxes for our Chairman and CEO and five-tenths of one percent of our 2008 earnings before taxes for each of our other named executive officers.2 Actual annual cash incentive payouts to our Chairman and CEO and our other named executive officers were less than these maximums as described below. In 2008, our earnings before taxes were $438.9 million. Therefore, the maximum annual cash incentive opportunity for our Chairman and CEO was $3,511,200 and for our other named executive officers the maximum was $2,194,500 per participant. The amounts determined by this formula represent the maximum value of the cash incentive that could have been paid to each of our named executive officers in 2008.

We established the maximum incentive opportunity in an effort to comply with the performance-based exemption available under Section 162(m) and to enhance the likelihood that any cash amounts paid to our named executive officers under the CIP will be fully deductible. We believe that the measure of earnings before taxes links directly to our objective of rewarding for financial goals that will drive shareholder value creation.

Actual Incentive Payout Targets. In determining whether to award the maximum annual cash incentive generated by the pre-tax earnings formula, the C&BC also considered performance against five measures or goals weighted as follows:

•	25%—Company-wide core revenue growth;

•	25%—Growth in earnings per share before non-core gains and charges and operating income before non-core gains and charges;

•	20%—Strategy execution;

•	20%—Customer satisfaction (an index measured by our Voice of the Customer Survey); and

•	10%—Team member engagement (an index measured by our Winning Culture Survey).

The above 50% weight allocated to growth in revenue, earnings per share, and operating income results is linked to our short-term or annual objective to provide profitable revenue growth on a sustained basis. Our strategy execution, customer satisfaction, and team member engagement goals, assigned a total weight of 50%, are tied to our intermediate-term objective of an increased level of revenue growth over the period 2008 to 2010. They are also linked to our mission to become a Great Company. In our view, the allocation of these weights equally balances our commitment to achieve short-term results with our commitment to deliver intermediate-term strategic objectives.

The performance measures for 2008 were approved by the C&BC on May 5, 2008 and were set relative to our 2008 business plan.

[2]

For information regarding our earnings before taxes, refer to Income before Provision for Income Taxes in Item 8. Financial Statements and Supplementary Data—Consolidated Statements of Operations of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

A target level of performance was established for each goal that, if achieved, provides the target incentive opportunity for that measure (e.g., if the company-wide core revenue growth target is attained, our named executive officers will earn 25% of their target incentive opportunity). Achievement below the target results in a below-target or no incentive payout for that measure. Achievement above the target yields a larger incentive payout for such measure. The potential range of incentive payout for each performance goal was 0% to 200% resulting in a potential annual cash incentive payment between 0% and 200% of the target incentive for each named executive officer.

Individual Performance Adjustments. Actual cash incentive payments made to each named executive officer (other than our Chairman and CEO) were subject to a discretionary adjustment based on the results of the goal and leadership ratings as assessed by our Chairman and CEO or President and COO. Based on this assessment, judgment is applied relative to the individual’s demonstrated outcomes on behalf of Great Company that are well above or well below that of the overall executive team. The C&BC approves all discretionary adjustments upon recommendation from and after discussion with our Chairman and CEO. The C&BC also performs a similar assessment of our Chairman and CEO and approves any adjustments based on that assessment. Such adjustments may positively or negatively impact the final award to the named executive officer for company performance. In no instance, however, will such adjustments exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula described above. The C&BC may also approve adjustments to performance goals to include or exclude the impact of non-core gains and charges or extraordinary items.

Attainment of 2008 Performance Measures. In 2008, results against the five measures or goals that the C&BC used to evaluate the level of the named executive officers’ annual incentive payout for company performance were as follows:

Company Goal	Target	Result	Assessment
Company Core Revenue Growth [3]	8% - 10%	7%	Overall company revenue results were just below the original target range set at the outset of the year. In the context of that performance in a challenging economic environment, the C&BC assessed this result just below the middle of the incentive payout range for this goal.
Diluted EPS Growth (Before Non-core Gains and Charges)/Total Operating Income [4]	EPS $5.19 - $5.29 or 14% - 16% Op Inc 11% - 13%	EPS $5.27 or 16% Op Inc 11%

The EPS result was at the high end of the target range and the operating income result was within the target range, albeit at the lower end. The C&BC assessed these results as well above the middle of the incentive payout range for this goal.

Strategy Execution	2009 Revenue Plan	Below Target	The 2009 revenue plan was below the target set at the outset of the year, mostly due to the economic environment. The C&BC assessed this result at the low end of the incentive payout range for this goal.

Customer Satisfaction Index	Improvement of +5	Below Target	The CSI result was below the improvement target, but there was progress in nearly all markets. As a result, the C&BC assessed this result at the low end of the incentive payout range for this goal.

Winning Culture Index	Improvement of +4	Above Target	The WCI result was well above the improvement target and the C&BC assessed this result at the high end of the incentive payout range for this goal.

[3]

We achieved reported 2008 total and core revenue growth of 8% determined in accordance with U.S. generally accepted accounting principles (“GAAP”), up 7% before the effect of foreign exchange. See Schedule I to this Proxy Statement for a quantitative reconciliation of total and core revenue growth rate in accordance with GAAP and the total and core revenue growth rate before the effects of foreign exchange. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2008 for a discussion of why we use core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

[4]

We achieved 2008 reported diluted EPS from continuing operations growth of 14% and operating income growth of 10% on a GAAP basis. See Schedule II and III to this Proxy Statement for a quantitative reconciliation of reported diluted EPS from continuing operations and operating income in accordance with GAAP to EPS from continuing operations and operating income before non-core gains and charges for the 2008 and 2007 fiscal years. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2008 for a discussion of why we use EPS and operating income before non-core gains and charges and why management believes this measure provides useful information to investors.

In addition to the quantitative results, the C&BC also considered certain qualitative factors. These factors include the quality of revenue and earnings, consistency of results, our ability to invest in the business, planning and leadership, and reengineering performance, and no adjustment was made.

Based on both the quantitative and qualitative assessments, the C&BC determined the payout for 2008 company performance to be 86% of the target annual cash incentive opportunity. As noted earlier, under our annual cash incentive plan, the payout for company performance is combined with any positive or negative discretionary adjustments for individual customer leadership behavior to determine the final 2008 annual cash incentive payments to the named executive officers. The final 2008 awards approved by the C&BC did not include any adjustments for individual performance. The table below summarizes the final payouts to our named executive officers.

2008 Annual Cash Incentive

Executive Officer	Target	Award for Company Performance		Final Award Including Any Adjustment for Individual Performance (as reported in “Summary Compensation Table” in “Non-equity Incentive Plan Compensation” column)
		% of Target	Amount
Steven W. Alesio	$1,267,500	86%	$1,093,219	$1,093,219
Anastasios G. Konidaris	$300,000	86%	$258,750	$258,750
Sara Mathew	$690,000	86%	$595,125	$595,125
Byron C. Vielehr	$361,250	86%	$311,578	$311,578
James P. Burke	$382,500	86%	$329,906	$329,906

Long-term Equity Incentives

For 2008, long-term equity incentive compensation represented the largest component of the total compensation awarded to our named executive officers. The equity compensation was comprised of a grant of stock options (50% of the total long-term incentive value) and a maximum performance-based restricted stock opportunity (the remaining 50% of the total long-term incentive value).

In determining the amounts of the equity compensation awarded, the C&BC considered a variety of factors including: individual performance, competencies, skills, prior experiences, scope of responsibility and accountability within the organization, and our above market median pay positioning for variable pay versus comparable executive data in the compensation comparison group.

2008 Stock Option Grant. Comprising 50% of the total value of their 2008 equity-based compensation, stock option grants were made on February 6, 2008, as shown in the Grants of Plan Based Awards Table. These grants were approved by the C&BC at its meeting on January 29, 2008. The timing of the stock option grants was consistent with our practice since 2003 to have annual grants of stock options to all employees reviewed and approved by the C&BC at its first meeting of the year and to set the grant date associated with those options as five business days after our fourth quarter and year-end earnings release. In this way, information about our most recent performance has been made public and that news is reflected in the stock price used to determine the exercise price of the stock options.

The exercise price of the stock options is the fair market value of D&B stock on the date of grant (i.e., mean of high and low trading prices). All stock options vest in four equal installments commencing on the first anniversary of the grant and have a ten year term. We believe that this vesting schedule and option term, in conjunction with our stock ownership guidelines, allows the executive to build ownership in D&B over time.

The number of stock options granted to the named executive officers in 2008 is shown in the “All Other Option Awards: Number of Securities Underlying Options” column of the “Grants of Plan-based Awards Table”

and the SFAS No. 123R full fair value associated with these stock option grants and the dates of grant are shown in the “Grant Date Fair Value of Stock and Option Awards” column of the same table which follows this report.

2008 Performance-based Restricted Stock Opportunity. At its meeting on January 29, 2008, the C&BC set a maximum dollar value for each named executive officer’s restricted stock opportunity as set forth in the “Grants of Plan-based Awards Table.” This dollar value represents the maximum dollar value of shares of restricted stock that our named executive officers could be awarded in 2009 based on attainment of the same company performance goals set forth under the CIP during 2008.

Based on attainment of these goals, on February 19, 2009, our named executive officers received awards of restricted stock. The number of shares of restricted stock granted is determined by dividing the dollar value earned by the average fair market value (i.e., mean of high and low trading prices) of our common stock in a 30-day period prior to the C&BC meeting and approval date and applying a 5% discount for the risk of forfeiture. Following the grant date, the restricted stock is subject to time-based vesting as follows: 20% on the first anniversary of the grant, 30% on the second anniversary of the grant and 50% on the third anniversary of the grant.

The performance-based restricted stock award earned for 2008 was granted after the conclusion of the fiscal year and will be reported in our 2010 proxy statement. For each of the named executive officers, the awards of restricted stock were as follows:

Executive Officer	Maximum Opportunity	Award as % of Maximum Opportunity	Number of Restricted Shares Granted
Steven W. Alesio	$1,943,750	86%	23,270
Anastasios G. Konidaris	$350,000	86%	4,190
Sara Mathew	$1,000,000	86%	11,971
Byron C. Vielehr	$375,000	86%	4,489
James P. Burke	$400,000	86%	4,788

2008 Restricted Stock Grant. On February 21, 2008, the C&BC approved grants of restricted stock based on each named executive officer’s 2007 performance-based restricted stock opportunity. For 2007, the performance-based restricted stock grant for each of the named executive officers was as follows:

Executive Officer	Maximum Opportunity	Award as % of Maximum Opportunity	Number of Restricted Shares Granted
Steven W. Alesio	$1,766,700	100%	23,468
Anastasios G. Konidaris	$300,000	100%	3,985
Sara Mathew	$861,200	100%	11,439
Byron C. Vielehr	$350,000	100%	4,649
James P. Burke	$350,000	100%	4,649

These awards were contingent on our 2007 performance against the same measures and performance goals that were used by the C&BC in determining payout under the 2007 annual cash incentive plan as described in our 2008 proxy statement. These restricted stock awards are subject to the same vesting schedule as the grants made in 2009 as described above.

The number of shares granted relative to this 2007 performance-based restricted opportunity is shown in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-based Awards Table” and the SFAS No. 123R full fair value associated with these restricted stock grants is also shown in the “Grant Date Fair Value of Stock and Option Awards” column of the same table.

Employment Agreement with Mr. Alesio

Effective December 8, 2008, Mr. Alesio’s existing employment agreement was amended to incorporate changes to the agreement as a result of new regulations promulgated under Section 409A of the Internal Revenue Code. No material changes to the terms or benefits were made. For a further description of the terms of Mr. Alesio’s employment agreement, refer to the “Overview of Employment, Change in Control and Severance Arrangements” section of this proxy statement.

Tax Deductibility

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain officers unless certain specific and detailed criteria are satisfied. The C&BC believes that it is generally desirable and in the best interests of D&B to deduct compensation payable to our named executive officers. In this regard, the C&BC considers the anticipated tax treatment to D&B and our named executive officers in its review and establishment of compensation programs and payments. The annual cash incentive program described above is intended to comply with the performance-based exemption available under Section 162(m) in order to enhance the likelihood that these amounts will be fully deductible. However, notwithstanding the C&BC’s efforts, no assurance can be given that compensation will be fully deductible under Section 162(m). In certain instances the C&BC has determined that it will not necessarily seek to limit compensation to that deductible under Section 162(m).

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code places a number of restrictions on non-qualified deferred compensation plans such as our Key Employees’ Non-Qualified Deferred Compensation Plan, Supplemental Executive Benefit Plan, Executive Retirement Plan, severance plans and change in control agreements. The key restrictions include a six-month delay in the receipt of certain non-qualified payments upon termination and limiting an executive’s ability to make changes in the timing and payment options. As a result certain benefits discussed in this proxy statement may be subject to a six-month delay.

From 2005 through 2008 we continued to monitor the IRS regulations to ensure our plans were operating in good faith compliance. During 2008, working with outside legal counsel, we reviewed plan documents for all our impacted deferred compensation plans. We also reviewed all agreements that were affected by Section 409A. Upon completion of this work, we provided the C&BC with the rationale for recommended changes, and gained their approval to update and revise all such plans, plan documents and agreements.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

We have reviewed and discussed with management of D&B the Compensation Discussion & Analysis section of this proxy statement. Based on our review and discussions, we recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation & Benefits Committee

Michael R. Quinlan, Chairman

Austin A. Adams

John W. Alden

Christopher J. Coughlin

Victor A. Pelson

Sandra E. Peterson

Michael J. Winkler

February 19, 2009

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned and paid by D&B and our subsidiaries during or with respect to the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 to the Chairman and CEO; the CFO; and each of the other three most highly compensated executive officers. All of these individuals are collectively referred to as the named executive officers.

Actual total cash (including base salary plus earned cash incentive) was 20% less in 2008 than 2007 and actual total compensation (actual total cash plus long-term incentives) was 7% less. However, the values displayed in the Summary Compensation Table do not reflect this decrease in pay for the following reasons. First, the values shown in the Stock Awards and Option Awards columns represent the SFAS No. 123R expense or compensation cost recognized over a multi-year period including unvested awards from prior years. Second, the change in pension values has been significantly impacted by declining interest rates and not any change in the terms or conditions of the retirement benefits provided to our named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2) (3)	Option Awards ($) (4)	Non-equity Incentive Plan Compensation ($) (1) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7) (8)	Total ($)
Steven W. Alesio	2008	975,000	—	3,383,326	3,437,170	1,093,219	2,300,703	47,385	11,236,803
Chairman and Chief Executive Officer (“Principal Executive Officer”)	2007	870,000	—	2,135,328	2,691,197	1,875,000	1,549,670	42,634	9,163,830
	2006	800,000	—	1,780,773	2,323,748	1,619,000	1,745,203	31,650	8,300,374

Anastasios G. Konidaris	2008	400,000	—	357,279	311,229	258,750	223,603	34,358	1,585,219
Senior Vice President and Chief Financial Officer (“Principal Financial Officer”)	2007	366,666	—	272,323	233,268	351,562	127,698	10,796	1,362,314

Sara Mathew	2008	600,000	—	1,501,720	1,468,986	595,125	898,573	57,909	5,122,313
President and Chief Operating Officer	2007	550,000	—	1,028,546	1,434,777	1,006,250	554,496	29,730	4,603,799
	2006	500,000	—	878,315	1,241,227	695,313	534,693	35,583	3,885,130

Byron C. Vielehr	2008	425,000	—	792,337	570,612	311,578	357,254	39,364	2,496,144
President, Integration Solutions and Chief Quality Officer	2007	375,000	—	712,865	480,599	468,750	234,889	13,275	2,285,378
	2006	325,000	—	332,816	401,452	375,469	122,103	76,192	1,633,033

James P. Burke	2008	425,000	—	805,782	341,454	329,906	435,311	27,820	2,365,274
President, U.S. Customers	2007	425,000	—	726,663	295,710	425,000	226,279	15,950	2,114,602
	2006	360,000	—	392,250	224,769	240,300	152,946	21,230	1,391,495

(1)	The amounts shown have not been reduced by any deferrals in 2006, 2007, or 2008 that the named executive officers may have made under qualified or non-qualified deferred compensation plans offered by D&B.
(2)	Amounts shown represent the dollar amount of compensation cost recognized over the requisite service periods (2006, 2007 and 2008) as described in SFAS No. 123R, without regard to forfeitures. For more information about our adoption of SFAS No. 123R and information on how we value stock-based awards (including assumptions made in such valuation), refer to our Annual Report on Form 10-K for the fiscal years ending December 31, 2006, December 31, 2007 and December 31, 2008, Notes to Consolidated Financial Statements, Note 11. Employee Stock Plans. These assumptions may or may not be fulfilled.
(3)

The terms of the restricted stock grants to the named executive officers provide for the payment of dividends at the same rate established from time to time for our common stock. We did not pay any dividends on our common stock in 2006, but began paying dividends in 2007 and continued in 2008. If a named executive officer is terminated due to retirement, death or disability, any unvested shares become fully vested as of the termination date for shares granted at least one year prior to the termination date (all of the named executive officers are currently past the one year anniversary of the grant date). If a named executive officer is terminated for cause or resigns without good reason and does not resign due to retirement, death or disability, the named executive officer will forfeit all rights to any interests in the unvested restricted shares. Per Mr. Alesio’s 2006 grant agreement, any unvested restricted stock would be forfeited in the event of termination without cause or for good reason.

(4)	Amounts shown represent the dollar amount of compensation cost recognized over the requisite service periods (2006, 2007 and 2008) as described in SFAS No. 123R, without regard to forfeitures. For more information about our adoption of SFAS No. 123R and information on how we value stock-based awards (including all assumptions made in such valuation), refer to our Annual Report on Form 10-K for the fiscal years ending December 31, 2006, December 31, 2007 and December 31, 2008, Notes to Consolidated Financial Statements, Note 11. Employee Stock Plans. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.
(5)	The amounts shown represent non-equity incentive plan payments received by the named executive officers pursuant to our cash incentive plan during the applicable year. For 2008, these cash awards were earned in the 2008 performance year and paid on March 15, 2009. All awards were 86% of their target annual cash incentive opportunity.
(6)	Amounts represent the aggregate increase in the actuarial value of the named executive officers’ qualified and non-qualified defined benefit plans accrued during the applicable year. These plans include the D&B Retirement Account Plan, the Pension Benefit Equalization Plan, the Profit Participation Benefit Equalization Plan, or PPBEP, the Supplemental Executive Benefit Plan and the Executive Retirement Plan. In 2006, 2007 and 2008 no executive received above-market or preferential earnings on non-qualified deferred compensation plan benefits.
(7)	The amounts shown represent our aggregate annual contributions for the account of each named executive officer under the 401(k) Plan, and the Profit Participation Benefit Equalization Plan, or PPBEP, which plans are open to substantially all U.S. employees of D&B and certain of our subsidiaries. The 401(k) Plan is a tax-qualified defined contribution plan and the PPBEP is a non-qualified defined contribution plan that provides benefits to participants in the 401(k) Plan equal to the amount of our contributions that would have been made to the participants’ 401(k) Plan accounts but for certain federal tax laws.
(8)	We do not offer perquisites or other personal benefits to our named executive officers in excess of those offered to all employees generally.

In connection with the Summary Compensation Table, the following chart below indicates the proportion of base salary, non-equity incentive plan compensation, and stock and option awards for 2008 for each of the named executive officers separately as a percentage of total compensation:

Salary, Non-equity Incentive Plan Compensation, and Stock and Option Awards as a Percent of Total Compensation (excluded from the amounts and percentages below, but included in total compensation, are the values in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” and “All Other Compensation” columns)

Name	Salary		Non-equity Incentive Plan Compensation		Stock & Option Awards		Total Compensation
	$	%	$	%	$	%	$	%
Steven W. Alesio	975,000	8.9%	1,093,219	10.0%	6,569,478	59.8%	10,985,785	100%
Anastasios G. Konidaris	400,000	25.2%	258,750	16.3%	668,508	42.2%	1,585,219	100%
Sara Mathew	600,000	12.3%	595,125	12.2%	2,744,139	56.1%	4,895,746	100%
Byron C. Vielehr	425,000	17.0%	311,578	12.5%	1,362,948	54.6%	2,496,144	100%
James P. Burke	425,000	18.0%	329,906	13.9%	1,147,237	48.5%	2,365,274	100%

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth a summary of all grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2008:

Name	Grant Date (1)	Committee Approval Date (1)	Estimated Possible Payouts Under Non-equity Incentive Plan Awards (2)		Estimated Future Payouts Under Equity Incentive Plan Awards (3)		All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)	Exercise or Base Price of Option Awards ($/sh) (7)	DNB Closing Price on Grant Date ($/sh)
			Target ($)	Maximum ($)	Target ($)	Maximum ($)
Steven W. Alesio	01/01/08	12/01/07	1,267,500	2,535,000
	02/06/08	01/29/08						87,000	1,506,701	88.365	87.42
	02/22/08	02/21/08					23,468		2,088,162		91.17
		01/29/08				1,943,750

Anastasios G. Konidaris	01/01/08	12/01/07	300,000	600,000
	02/06/08	01/29/08						15,700	251,026	88.365	87.42
	02/22/08	02/21/08					3,985		312,321		91.17
		01/29/08				350,000

Sara Mathew	01/01/08	12/01/07	690,000	1,380,000
	02/06/08	01/29/08						44,700	743,630	88.365	87.42
	02/22/08	02/21/08					11,439		896,523		91.17
		01/29/08				1,000,000

Byron C. Vielehr	01/01/08	12/01/07	361,250	722,500
	02/06/08	01/29/08						16,800	268,614	88.365	87.42
	02/22/08	02/21/08					4,649		364,362		91.17
		01/29/08				375,000

James P. Burke	01/01/08	12/01/07	382,500	765,000
	02/06/08	01/29/08						17,900	286,202	88.365	87.42
	02/22/08	02/21/08					4,649		364,362		91.17
		01/29/08				400,000

(1)	The stock option awards granted on February 6, 2008 were approved by the C&BC at its meeting on January 29, 2008. This process was consistent with our practice since 2003 to have annual grants of stock options to all employees reviewed and approved by the C&BC at its first meeting of the year (normally the end of January) and to set the grant date associated with those options as five business days after our annual earnings release. In this way, information about our most recent performance has been made public and that news is reflected in the stock price used to determine the exercise price of the stock options.

The restricted stock grants awarded on February 22, 2008 were approved by the C&BC at its meeting on February 21, 2008. This process was consistent with our practice since 2005 (our first grant of restricted stock relative to our performance-based restricted stock opportunity) of having annual grants of restricted stock to all participants reviewed and approved by the C&BC at its February meeting and to set the grant date associated with those restricted shares as the next trading day. In this way, management has adequate time to assess the prior year’s performance of all of the participants in our program. In addition, information about our most recent performance has been made public and that news is reflected in the stock price on the date of grant.

(2)	The amounts shown represent the range of non-equity incentive opportunities for each named executive officer under our annual cash incentive plan, or CIP. This plan is described in the “Compensation Discussion & Analysis” above.

On February 21, 2008, the C&BC designated the named executive officers as participants in the CIP and established a maximum annual cash incentive opportunity of eight-tenths of one percent of our 2008 earnings before taxes for our Chairman and CEO and five-tenths of one percent of our 2008 earnings before taxes for each of our other named executive officers.

In determining whether to award at year-end the maximum annual cash incentive generated by the pre-tax earnings formula, the C&BC also established five measures or goals of our performance weighted as follows: 25% to revenue growth; 25% to growth in EPS and operating income; 20% to strategy execution goals; 20% to customer satisfaction; and 10% to team member engagement. A target level of performance was established for each performance goal, which would result in a full incentive payout being earned if the target for the measure was achieved. Achievement below the target would result in a smaller or no incentive payout for that measure and achievement above the target would yield a larger incentive payout. The potential range of incentive payout for each performance goal was 0% to 200% of target; the amounts shown are the target (100%) and maximum (200%) aggregate amounts for the five performance goals. The threshold or minimum level of payment is 0%.

Under our 2008 annual cash incentive plan, payouts to individual named executive officers were subject to a discretionary adjustment based upon the goal leadership ratings; judgment may be applied relative to the individual’s demonstrated outcomes on behalf of Great Company that are well above or well below that of the overall executive team. Such adjustments could positively or negatively impact the final award to the named executive officer for our performance. However, the total incentive payout for the five company performance goals plus any individual discretionary adjustment could not exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula as described above. A detailed description of these non-equity plan-based awards is set forth above in our “Compensation Discussion & Analysis.”

(3)	For 2008, each named executive officer had the opportunity to be awarded a grant of restricted stock after the conclusion of the fiscal year. Such awards were based on performance against the same company goals used by the C&BC in determining payout under the CIP described above in footnote 2 and in our “Compensation Discussion & Analysis” including the discretionary adjustment component for individual performance. The 2008 performance-based restricted stock opportunity was a maximum opportunity expressed in dollars, not a number of shares, as noted in the table above. Relative to the maximum opportunity, the threshold or minimum level of payment is 0% and target is not an applicable parameter under our plan. Awards were determined by the C&BC at its meeting on February 19, 2009; the dollar value and number of shares actually granted for each named executive officer’s award is noted in our “Compensation Discussion & Analysis” above and will be reported as an equity grant in our 2010 proxy statement as part of 2009 compensation.

Based on performance, the actual award could be equal to or less than this maximum opportunity, but would never be greater than this maximum opportunity. After the performance period, the dollar amount awarded to the named executive officer was converted into a grant of restricted stock. The actual number of shares of restricted stock granted is determined by dividing the dollar value earned by the average fair market value (i.e., mean of high and low trading prices) of our common stock in a 30-day period prior to the C&BC meeting and approval date and applying a 5% discount for the risk of forfeiture. The restricted stock grants vest as follows: 20% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and the remaining 50% on the third anniversary of the date of grant. A detailed description of these equity plan-based awards is set forth above in our “Compensation Discussion & Analysis.”

(4)	The restricted stock amounts shown with a grant date of February 22, 2008 were granted under our 2000 SIP and were based on achievement against the performance-based maximum restricted stock opportunity established in and for 2007. These awards were contingent on the same measures and performance goals that were used by the C&BC in determining payout under the 2007 annual cash incentive plan as described in our 2008 proxy statement. These performance goals included: revenue growth (30%); growth in EPS, operating income and reengineering (30%); strategy execution goal (30%); customer satisfaction (10%). The restricted stock awards, earned for 2007 performance, were granted after the conclusion of the fiscal year and upon approval by the C&BC at its February 21, 2008 meeting.

These shares represent up to 100% of the 2007 maximum performance-based restricted stock opportunity as explained above in our “Compensation Discussion & Analysis” under “2008 Performance-based Restricted Stock Grant.”

The February 22, 2008 restricted stock awards vest as follows: 20% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and the remaining 50% on the third anniversary of the date of grant.

If the named executive officer’s employment with D&B terminates for any reason prior to the first anniversary of the grant date or for any reason (excluding death, disability or retirement) after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested restricted shares. If a named executive officer is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested restricted shares become fully vested as of the termination date.

(5)	On January 29, 2008, the C&BC approved stock option grants to each of our named executive officers under our 2000 SIP. All stock options are non-qualified, become exercisable in four equal installments commencing on the first anniversary of the date of grant, and have an expiration date of ten years from date of grant.

If a named executive officer’s employment terminates for any reason other than death, disability or retirement after the first anniversary of the date of grant or for any reason prior to the first anniversary of the date of grant, any exercisable option may only be exercised during the 30-day period following the date of termination. If a named executive officer’s employment is terminated for death or disability after the first anniversary of the date of grant, the option will immediately vest in full and may thereafter be exercised during the lesser of five years following the date of termination or the original expiration date. If a named executive officer retires after the first anniversary of the date of grant, unvested stock options will continue to vest and unexercised vested options may be exercised during the shorter of the remaining term of the options or five years after the date of termination.

(6)	Amounts shown represent the SFAS No.123R full value as of the 2008 date of grant of the restricted shares and stock options, adjusted by an estimate of forfeiture of 81.54% for stock options and 86.32% for restricted stock. For Mr. Alesio, the estimate of forfeiture was 88.32% for stock options and 98.00% for restricted stock given his age and years of service. For Ms. Mathew, the estimate of forfeiture was 84.84% for stock options given her age and years of service. As noted above, the grant of restricted stock on February 22, 2008 was for 2007 performance and the stock option grant on February 6, 2008 was part of the named executive officer’s 2008 equity-based compensation. For more information about our adoption of SFAS No. 123R and information on how we value stock-based awards (including all assumptions made in such valuation), refer to our Annual Report on Form 10-K for the fiscal year ending December 31, 2008, Notes to Consolidated Financial Statements, Note 11. Employee Stock Plans.

(7)	In accordance with our 2000 SIP, all stock options have an exercise price equal to the mean of the high and low trading prices of our common stock on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth a summary of all outstanding equity awards held by each of our named executive officers as of December 31, 2008:

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Steven W. Alesio	12/19/2001	108,200	—	36.160	12/19/2011
	06/19/2002	46,800	—	34.605	06/19/2012
	02/12/2003	97,500	—	34.165	02/12/2013
	02/09/2004	83,550	—	53.300	02/09/2014
	02/25/2005	78,300	26,100	60.535	02/25/2015
	02/09/2006	37,650	37,650	71.275	02/09/2016
	02/08/2007	17,025	51,075	88.040	02/08/2017
	02/06/2008	—	87,000	88.365	02/06/2018
	02/24/2006					15,992
	02/23/2007					20,004
	02/22/2008					23,468
							4,590,621

Anastasios G. Konidaris	03/11/2005	12,450	4,150	61.965	03/11/2015
	02/09/2006	4,800	4,800	71.275	02/09/2016
	02/08/2007	2,275	6,825	88.040	02/08/2017
	03/01/2007	625	1,875	88.330	03/01/2017
	02/06/2008	—	15,700	88.365	02/06/2018
	02/24/2006					1,399
	02/23/2007					2,544
	02/22/2008					3,985
							612,042

Sara Mathew	08/20/2001	75,000	—	31.355	08/20/2011
	12/19/2001	100,000	—	36.160	12/19/2011
	02/12/2003	56,500	—	34.165	02/12/2013
	02/09/2004	54,300	—	53.300	02/09/2014
	02/25/2005	32,250	10,750	60.535	02/25/2015
	02/09/2006	17,550	17,550	71.275	02/09/2016
	02/08/2007	8,300	24,900	88.040	02/08/2017
	03/01/2007	12,500	37,500	88.330	03/01/2017
	02/06/2008	—	44,700	88.365	02/06/2018
	02/24/2006					6,577
	02/23/2007					9,326
	02/22/2008					11,439
							2,110,802

Byron C. Vielehr	08/02/2005	36,225	12,075	63.870	08/02/2015
	02/09/2006	7,150	7,150	71.275	02/09/2016
	02/08/2007	3,375	10,125	88.040	02/08/2017
	02/06/2008	—	16,800	88.365	02/06/2018
	02/24/2006					1,399
	08/08/2006					8,333
	02/23/2007					3,790
	02/22/2008					4,649
							1,402,801

James P. Burke	06/01/2004	125	—	54.485	05/31/2014
	02/25/2005	—	3,275	60.535	02/25/2015
	02/09/2006	—	7,150	71.275	02/09/2016
	02/08/2007	3,375	10,125	88.040	02/08/2017
	02/06/2008	—	17,900	88.365	02/06/2018
	02/24/2006					1,999
	08/08/2006					8,333
	02/23/2007					3,162
	02/22/2008					4,649
							1,400,640

(1)	Stock options granted to the named executive officers prior to February 9, 2004 become exercisable in three equal annual installments commencing on the third anniversary of the date of grant. Stock options granted to the named executive officers on or after February 9, 2004 become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. If employment terminates for any reason other than death, disability or retirement after the first anniversary of the date of grant or for any reason prior to the first anniversary of the date of grant, an exercisable option may only be exercised during the 30-day period following the date of termination. If employment is terminated for death or disability after the first anniversary of the date of grant, the option will immediately vest in full and may thereafter be exercised during the lesser of five years following the date of termination or the original expiration date. If a named executive officer retires after the first anniversary of the date of grant, unvested stock options will continue to vest and unexercised vested options may be exercised during the shorter of the remaining term of the options or five years after the date of such termination of service.

In the case of certain predefined events, as described in Mr. Alesio’s employment agreement as a termination from D&B “without cause” or for “good reason,” the vesting of his stock option grants dated 2003 and 2004 would have vested immediately. As of February 12, 2008, the options granted in 2003 and 2004 to Mr. Alesio were fully vested.

(2)	Grants of restricted shares vest 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and the remaining 50% on the third anniversary of the grant date. If the named executive officer’s employment with D&B terminates for any reason prior to the first anniversary of the grant date or for any reason (excluding death, disability or retirement) on or after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested restricted shares. If a named executive officer is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested shares become fully vested as of the termination date.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth the number of shares acquired and the value realized by the named executive officers upon the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

Steven W. Alesio	160,000	10,882,618	27,618	2,500,024
Anastasios G. Konidaris	—	—	1,475	133,922
Sara Mathew	—	—	15,535	1,405,130
Byron C. Vielehr	—	—	6,786	649,628
James P. Burke	14,275	427,280	7,929	752,861

PENSION BENEFITS TABLE

The following table sets forth a summary of the defined benefit pension benefits for each named executive officer as of December 31, 2008:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Steven W. Alesio	Executive Retirement Plan	8.0	8,164,944	—
	Pension Benefit Equalization Plan	5.4	446,998	—
	Retirement Plan	5.4	65,936	—

Anastasios G. Konidaris	Executive Retirement Plan	3.9	462,675	—
	Pension Benefit Equalization Plan	1.3	4,921	—
	Retirement Plan	1.3	10,084	—

Sara Mathew	Executive Retirement Plan	7.4	3,052,256	—
	Pension Benefit Equalization Plan	4.8	163,235	—
	Retirement Plan	4.8	56,480	—

Byron C. Vielehr	Executive Retirement Plan	3.5	696,259	—
	Pension Benefit Equalization Plan	0.9	8,529	—
	Retirement Plan	0.9	8,719	—

James P. Burke	Executive Retirement Plan	7.1	1,134,794	—
	Pension Benefit Equalization Plan	4.5	39,421	—
	Retirement Plan	4.5	27,844	—

Our pension plans for executives are as follows:

•	A tax qualified cash balance pension plan, referred to as the Retirement Plan;

•	A non-qualified excess benefit plan, referred to as the Pension Benefit Equalization Plan, or PBEP; and

•	The Supplemental Executive Benefit Plan, or SEBP, and the Executive Retirement Plan, or ERP.

Under the Retirement Plan and PBEP years of credited service are counted starting one year after date of hire. Under the SEBP and ERP, years of credited service are counted as of the date of hire to ensure that the named executive officer can attain a competitive retirement benefit at normal retirement age. The following actuarial assumptions were used in the calculation of the benefits in the Pension Benefits Table:

•

The present value of the accumulated benefit column reflects the value of the accrued pension benefit payable at normal retirement under each plan in which the executive participates as of December 31, 2008;

•

Normal retirement is defined as age 65 in the Retirement Plan and PBEP. The SEBP and ERP do not define normal retirement so the values reflect payment at the first age at which unreduced benefits are payable from the plan or age 55;

•	The interest rate as of December 31, 2008 was 6.15% and the mortality is based on the RP2000 Healthy Annuitant table projected to 2016 mortality; and

•	Present values at assumed retirement ages are discounted to each individual’s current age using an interest only discount with no mortality.

Normal forms of payment have been reflected for each plan unless the named executive officer has elected a lump sum in either the PBEP or SEBP. Messrs. Alesio and Vielehr have lump sum elections in effect for both the PBEP and SEBP. The interest rate used to value the lump sum at the assumed retirement age is 4.31% and the mortality assumption used to value the lump sum is the 1983 Group Annuity Mortality table per plan provisions.

Retirement Plan. The Retirement Plan was frozen for all of our employees effective July 1, 2007. At the same time and to offset the impact of the pension freeze on our employees, we provided replacement benefits through an increase in our 401(k) company match. The accrued benefit in the Retirement Plan for all non-vested participants active as of June 30, 2007 became 100% vested. As a result of the pension freeze, no additional benefits have accrued under the Retirement Plan, although existing balances will continue to accrue interest, and the plan was closed to new participants.

The Retirement Plan was offered to all of our employees and participation was automatic after the completion of one year of service. Each year we contributed a percentage of a participant’s compensation to the Retirement Plan that increased based on the total of their age plus years of credited service. The contribution percentage ranged from 3% to 12.5%. Eligible compensation included base salary plus any overtime, commissions and cash bonus payments. A participant’s account under the Retirement Plan is also credited with interest each quarter based on the 30-year Treasury rate. A participant was 100% vested in the benefit upon completion of five years of service with D&B.

The Retirement Plan’s normal retirement age is 65, although participants age 55 or older with at least ten years of service can elect to retire early. Upon termination of employment, a vested participant can elect to immediately receive 50% of his or her benefit as a lump sum or annuity, with the residual 50% being paid at age 55 or later. In addition, upon retirement, a participant can elect to receive 50% of his or her benefit as a lump sum and the remainder as an annuity or his or her entire benefit as an annuity. The single life annuity option provides the highest monthly dollar amount under the Retirement Plan. A participant can elect other annuity options that provide lower monthly dollar amounts because they are reduced to provide participants with an actuarial equivalent value.

Pension Benefit Equalization Plan. Effective July 1, 2007 the PBEP was frozen for all of our employees for the same reasons cited above with regard to the Retirement Plan. As a result of the freeze, no additional benefits will accrue under this plan, although existing balances will continue to accrue interest, and the plan was closed to new participants.

The PBEP was a non-qualified pension plan designed to provide pension benefits that participants would have received under the Retirement Plan except for annual compensation and benefit limitations under the Internal Revenue Code (for 2008, the annual compensation limit was $230,000). The objective of the PBEP was to provide a competitive retirement benefit to all employees regardless of limitations imposed by the Internal Revenue Code. All of our employees whose compensation exceeded the annual Internal Revenue Code limit in a plan year were eligible to participate. The benefit provisions in the PBEP were identical to the Retirement Plan provisions.

Supplemental Executive Benefit Plan. The SEBP was a non-qualified unfunded pension plan. The SEBP was offered to key management employees designated by our Chief Executive Officer who are responsible for the management, growth or protection of our business. The SEBP was closed to new participants effective January 1, 2006 and was frozen as of July 1, 2007.

The SEBP provided an annual benefit equal to 4% of a participant’s average final compensation for each of the first 10 years of service and 2% of a participant’s average final compensation for service in excess of 10 years but not to exceed 20 years. The percentage benefit earned under the SEBP was 40% of the participant’s average final compensation for 10 years of service and the maximum percentage benefit earned under the SEBP was 60% of the participant’s average final compensation (for 20 or more years of service). Average final compensation was equal to the participant’s highest consecutive 60 months of compensation out of their last 120 months. A participant was 100% vested in the applicable benefit upon completion of 5 years of service with D&B.

The benefit payment from the SEBP is offset by any pension benefits earned in the Retirement Plan, PBEP or any other pension plan sponsored by D&B or one of its affiliates and the participant’s estimated Social

Security retirement benefit. Compensation used in determining the SEBP benefit includes base salary, cash bonus payments, commissions, bonus buyouts as a result of job changes and lump sum payments in lieu of merit increases. The normal form of benefit payment under the SEBP is a Straight Life Annuity for single participants and a fully subsidized joint and 50% survivor annuity for married participants. However, participants have the option to elect to receive a portion of their benefit as lump sum payment. The lump sum election is only valid if the participant remains employed by D&B for 12 consecutive calendar months following the date of their election.

Lump sums are calculated using a discount rate equal to 85% of the average 15-year U.S. Treasury bond yield as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and using the 1983 Group Annuity Mortality Table. Benefit payments under the SEBP begin on the later of attainment of age 55 or the first of the month following the date a participant retires. If a participant dies while actively employed, his or her spouse is entitled to receive 50% of the benefit that otherwise would have been payable to the participant at age 55. If a participant dies while receiving benefit payments, the surviving spouse receives a benefit equal to 50% of what the participant was receiving. In the event a participant becomes totally and permanently disabled, he or she will receive annual disability payments equal to 60% of his or her compensation offset by any other disability income the participant is receiving.

Executive Retirement Plan. The ERP is offered to our key management employees designated by our Chief Executive Officer who are responsible for the management, growth or protection of our business. The ERP provides an annual benefit equal to 4% of a participant’s average final compensation (salary plus actual cash incentive) for the first 10 years of service to a maximum benefit percentage of 40% of the participant’s average final compensation. This benefit is reduced by 15% for vested participants who leave prior to age 55 or who were age 50 or over as of July 1, 2007. Average final compensation is equal to the participant’s highest consecutive 60 months of compensation out of their last 120 months. A participant is 100% vested in the applicable benefit upon completion of 5 years of participation in the plan.

The benefit payment from the ERP is offset by any pension benefits earned in the Retirement Plan, PBEP or any other pension plan sponsored by D&B or one of its affiliates and the participant’s estimated Social Security retirement benefit. Compensation used in determining the ERP benefit includes base salary, cash bonus payments, commissions, bonus buyouts as a result of job changes and lump sum payments in lieu of merit increases. The normal form of benefit payment under the ERP is a Straight Life Annuity for single participants and a fully subsidized joint and 50% survivor annuity for married participants. However, participants have the option to elect to receive a portion of their benefit as lump sum payment. The lump sum election is only valid if the participant remains employed by D&B for 12 consecutive calendar months following the date of their election.

Lump sums are calculated using a discount rate equal to 85% of the average 15-year U.S. Treasury bond yield as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and using the 1983 Group Annuity Mortality Table. Benefit payments under the ERP begin the later of attainment of age 55 or the first of the month following the date a participant retires. If a participant dies while actively employed, his or her spouse is entitled to receive 50% of the benefit that otherwise would have been payable to the participant at age 55. If a participant dies while receiving benefit payments, the surviving spouse receives a benefit equal to 50% of what the participant was receiving. In the event a participant becomes totally and permanently disabled, he or she will receive annual disability payments equal to 60% of his or her compensation offset by any other disability income the participant is receiving.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth a summary of the non-qualified deferred compensation benefits of each named executive officer as of December 31, 2008:

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($)
Steven W. Alesio	Key Employee Non-Qualified Deferred Compensation Plan	—	—	(469,218)	—	2,067,825
	Profit Participation Benefit Equalization Plan	—	40,485	917	41,402	—

Anastasios G. Konidaris	Key Employee Non-Qualified Deferred Compensation Plan	—	—	—	—	—

	Profit Participation Benefit Equalization Plan	—	18,258	414	18,672	—

Sara Mathew	Key Employee Non-Qualified Deferred Compensation Plan	793,125	—	83,492	—	2,365,638
	Profit Participation Benefit Equalization Plan	—	41,809	947	42,756	—

Byron C. Vielehr	Key Employee Non-Qualified Deferred Compensation Plan	—	—	—	—	—

	Profit Participation Benefit Equalization Plan	—	23,264	527	23,791	—

James P. Burke	Key Employee Non-Qualified Deferred Compensation Plan	—	—	—	—	—
	Profit Participation Benefit Equalization Plan	—	16,320	370	16,690	—

Key Employees’ Non-qualified Deferred Compensation Plan. The Key Employees’ Non-qualified Deferred Compensation Plan, or NQDCP, is a voluntary plan which allows participants to defer, in 5% increments, up to 75% of their base salary and 100% of their annual cash incentive payments. Participants may elect to enroll in the NQDCP each calendar year but once their elections are made they are irrevocable for the covered year. Participants can elect to invest their deferrals in the same investment funds that are offered in our 401(k) Plan. Participants can elect to transfer their balances among other funds on a daily basis subject to our Insider Trading Policy. All amounts deferred by our named executive officers in prior years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, provided the individual was a named executive officer for that year for purposes of the SEC’s executive compensation disclosure.

At the time the participant elects to enroll they must also indicate the timing of the distribution of their deferral. Participants may elect to receive their payments at a specified time period following their deferral (deferral must be for a minimum of three years) or upon their termination of employment. Distributions paid for a specified time period deferral are paid in a lump sum. Distributions paid upon termination can be paid in a lump sum, five annual installments or ten annual installments. In addition, lump sum payments are made in the event of a participant’s death or disability and upon a change in control of D&B.

The investment earnings received are based on the performance of their selected investment funds noted in the following table:

Investment Fund Option	2008 Annual Return
BGI Balanced Index	-21.77%

BGI International Equity Index	-42.33%

BGI Mid and Small Cap Index	-38.40%

BGI S&P 500 Index	-36.91%

Black Rock Small Cap Growth*	-39.84%

Fidelity Blue Chip Growth	-38.60%

Fidelity Diversified International	-45.21%

Fidelity Equity Income	-41.64%

Fidelity Low Price Stock	-36.17%

Janus Mid Cap Value*	-27.06%

Munder Mid Cap Core Growth	-43.45%

Northern Small Cap Value	-23.43%

PIMCO Total Return	4.82%

Stable Value Fund	4.23%

D&B Stock Fund	-11.43%

BGI Lifepath Retirement	-15.86%

BGI Lifepath 2010	-17.97%

BGI Lifepath 2015	-14.85%

BGI Lifepath 2020	-26.41%

BGI Lifepath 2025	-29.59%

BGI Lifepath 2030	-32.25%

BGI Lifepath 2035	-34.66%

BGI Lifepath 2040	-36.76%

BGI Lifepath 2045	-38.63%

*	These funds were added to the plan effective September 23, 2008.

Profit Participation Benefit Equalization Plan. The Profit Participation Benefit Equalization Plan, or PPBEP, was a non-qualified 401(k) Plan designed to provide 401(k) benefits that participants would have received under the 401(k) Plan except for annual compensation limitations under the Internal Revenue Code. We provided this plan to ensure a competitive retirement benefit to all employees regardless of limitations imposed by the Internal Revenue Code. All employees whose compensation exceeded the annual Internal Revenue Code limit in a plan year were eligible to participate. This plan provided participants with the employer matching contributions they would have received if their participation was not restricted due to the limitation. In addition, these contributions were credited with interest computed as a factor equal to 50% of the annual return which the participant would have received if the participant’s contribution were invested 80% in the Special Fixed Income/Stable Value Fund and 20% in the BGI S&P 500 Index fund. The contributions plus the interest earned under this plan were paid out in March of the year following when the benefit was earned.

We continually review our compensation and benefit programs to evaluate their market competitiveness and to ensure their alignment with our pay for performance principle. Based on a recent review, we identified the PPBEP as inconsistent with market practice (only 40% of companies provide such a match as reflected in a recent Hewitt Associates benefits survey) and as having no pay for performance component. Therefore, upon recommendation from the C&BC, the Board approved elimination of the PPBEP effective January 1, 2008. The contributions noted in the table were made in 2008, but applicable to the 2007 plan year.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2008:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders (1)	2,920,713	(2)	$55.03	2,200,897	(3)

(1)	In addition to our D&B equity compensation plans, this table includes information for two equity compensation plans adopted in connection with our separation from Moody’s Corporation. As of December 31, 2008, a total of 95,083 shares of our common stock were issuable upon exercise of outstanding options and other rights under these two plans. The weighted average exercise price of those outstanding options and other rights is $13.93 per share. No additional options or other rights may be granted under these plans.
(2)	Consists of options to purchase 2,841,634 shares of our common stock, restricted stock units with respect to 74,596 shares of our common stock, 1,585 accrued dividend units and deferred performance shares of 2,898 shares of our common stock. This amount does not include 368,493 outstanding shares of restricted common stock.
(3)	Includes shares available for future purchases under our Employee Stock Purchase Plan, or ESPP. As of December 31, 2008, an aggregate of 680,679 shares of our common stock were available for purchase under the ESPP.

OVERVIEW OF EMPLOYMENT, CHANGE IN CONTROL

AND SEVERANCE ARRANGEMENTS

Employment Agreement with Steven W. Alesio

In connection with our CEO leadership plan, on December 31, 2004 we entered into an employment agreement with Mr. Alesio, as amended on June 29, 2007, December 13, 2007, and December 8, 2008. The terms of the agreement and each amendment were established and approved by the C&BC, with input from our independent compensation consultant and external legal counsel. Pursuant to the agreement Mr. Alesio has served as our Chief Executive Officer since January 1, 2005 and as our Chairman of the Board since May 31, 2005.

The agreement, as amended, has a three-year term ending on December 31, 2010 (subject to earlier termination as set forth therein). Mr. Alesio is entitled to a minimum annual base salary of $750,000 that may be increased by the Board of Directors as it deems appropriate. Mr. Alesio is also eligible to earn an annual cash incentive award based on the achievement of such goals and performance measures (including financial and employee satisfaction goals) as may be established by the C&BC from year to year. Mr. Alesio’s target annual cash incentive opportunity is at least 130% of his base salary and his maximum annual cash incentive award is 200% of his target annual cash incentive opportunity (i.e., at least 260% of his annual base salary).

Mr. Alesio is also entitled to annual equity-based awards at a level commensurate with his position at the discretion of the C&BC. The agreement also provides that Mr. Alesio is currently, and will remain, fully vested in his accrued benefit under the SEBP and ERP.

If, during the term of his contract, we terminate Mr. Alesio’s employment without cause (cause is generally defined as a willful failure to perform his material duties or conviction of a felony) or Mr. Alesio terminates his employment for good reason (generally, an unfavorable change in employment status, a required relocation or a material willful breach of the agreement by D&B), he will be entitled to the following benefits:

•	subject to his execution of a release of claims, a lump sum payment equal to two times the sum of his annual base salary and his target annual cash incentive;

•	a lump sum payment equal to a pro rata portion of his target annual cash incentive for the year of the termination;

•	an enhanced benefit under our SEBP (computed based on continued employment and an annual target cash incentive for two years); and

•	continued medical and dental coverage for two years.

All equity awards granted to Mr. Alesio on or after 2005 are treated in accordance with the applicable grant agreement.

If Mr. Alesio dies or becomes disabled (as defined in the agreement), in addition to his base salary through the date of death or disability, Mr. Alesio or his estate will be entitled to a pro rata portion of his target annual cash incentive for the year of the death or disability, and immediate vesting of all stock options granted to him (except that options held for less than one year will be forfeited).

If we terminate Mr. Alesio’s employment after December 31, 2010 without cause or Mr. Alesio terminates his employment on or after such date for good reason, he will be entitled to the benefits under our Executive Transition Plan as if he incurred an “eligible termination” other than by reason of unsatisfactory performance. A description of our Executive Transition Plan is included below under “Severance Arrangements.”

Mr. Alesio has agreed to customary restrictive covenants, including a covenant not to compete with D&B during his employment and for one year after separation of his employment. In addition, Mr. Alesio signed a Detrimental Conduct Agreement that requires him to return a portion of the amounts received pursuant to any equity awards if, during his employment and for two years thereafter, Mr. Alesio engages in “detrimental conduct,” which includes working for a competitor, disclosing confidential D&B information and acting otherwise than in the interests of D&B.

Mr. Alesio will also be entitled to certain benefits under a change in control agreement he entered into with D&B and his change in control agreement was extended to coincide with the term of his employment agreement. If Mr. Alesio becomes entitled to similar payments or benefits under his change in control agreement and his employment agreement, he will receive the payments or benefits under the change in control agreement only to the extent such payments or benefits exceed those available under his employment agreement.

Amendment Number 1. Under the terms of Mr. Alesio’s original employment agreement dated December 31, 2004, we were not permitted to amend materially the SEBP as it applies to Mr. Alesio, except for amendments to maintain appropriate tax treatment or as required by applicable law. Such provision, for example, would have precluded freezing the SEBP and moving Mr. Alesio’s retirement benefit to the ERP, as described above in the “Supplemental Executive Benefit Plan” section. The original employment agreement, therefore, was amended effective June 29, 2007 to provide the company with the flexibility to amend the SEBP in certain limited ways and to have amendments previously approved by the Compensation & Benefits Committee apply to Mr. Alesio, but only where Mr. Alesio consents to such amendment(s) in writing. As discussed above under the supplemental executive benefits plan or SEBP, Mr. Alesio’s SEBP benefit was frozen as of July 1, 2007 and his retirement benefit was transitioned to the ERP.

Amendment Number 2. In connection with our desire to continue Mr. Alesio’s employment, we amended his employment agreement effective December 13, 2007. Such renewal included the terms and conditions of his original employment agreement, inclusive of Amendment Number 1 above, with the addition of the following amendments:

•	The original employment agreement, as amended, was scheduled to expire on December 31, 2007 and we extended the term for three years, through December 31, 2010;

•	We clarified that the amount of severance to be paid would be based on the base salary and the target annual cash incentive, in effect immediately prior to such termination;

•

The definition of “retirement” under the 2000 SIP will continue to apply to all equity grants made to Mr. Alesio during the employment term even if such definition changes during that period. Under the 2000 SIP, termination of employment with the company after attaining age 55 and five years of service is treated as a “retirement.” If a named executive officer retires after the first anniversary of the date of grant, unvested stock options will continue to vest and unexercised options may be exercised during the shorter of the remaining term of the options or five years after the date of such termination of service. If a named executive officer is terminated due to retirement on or after the first anniversary of the grant date, any unvested shares of restricted stock become fully vested as of the termination date; and

•

A new provision was added in compliance with Section 409A of the Internal Revenue Code of 1986, or Section 409A. Under this provision, any payments or benefits in connection with Mr. Alesio’s termination of employment that would otherwise be provided during the six-month period immediately following his termination will instead be provided six months and one day after Mr. Alesio’s separation from service.

Amendment Number 3. In order to ensure that the language of Mr. Alesio’s contract was consistent with the provisions of Section 409A, we amended Mr. Alesio’s employment agreement effective December 8, 2008. Specifically, the revisions provided specificity around the timing of certain payments and additional clarification around which events constitute a separation of service as defined under Section 409A. In addition, language was added that confirmed the intention of the company to administer our deferred compensation plans in compliance with Section 409A. None of the language changes provided for a benefit or right that did not already exist in his agreement.

We are not party to employment agreements with any other named executive officers.

Change in Control Agreements

Each of our named executive officers is a party to a change in control agreement that provides for certain benefits upon an actual or constructive termination of employment in connection with an actual or potential change in control of D&B.

If, following an actual or potential change in control, the named executive officer is terminated other than for cause or by reason of death, disability or normal retirement, or the named executive officer terminates his or her employment for good reason (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), the named executive officer shall be entitled to receive:

•	a lump-sum payment equal to three times the sum of base salary and the annual target cash incentive then in effect;

•	a cash payment in lieu of outstanding stock options and shares of restricted stock held by the named executive officer;

•	continuation of welfare benefits and certain other benefits for three years;

•	outplacement consulting in an amount equal to the lesser of 20% of the sum of the executive’s base salary plus the annual target cash incentive then in effect and $100,000;

•	immediate vesting of accrued benefits under the Supplemental Executive Benefit Plan or Executive Retirement Plan;

•	a prorated annual target cash incentive for the year in which the change in control occurs and a full target cash incentive for all other cash incentive plans in effect at the time of termination; and

•	payment of any excise taxes due in respect of the foregoing benefits.

Severance Arrangements

Executive Transition Plan. Currently, no named executive officer is a participant in the Executive Transition Plan or ETP. However, as noted above, if we terminate Mr. Alesio’s employment after December 31, 2010 without cause or Mr. Alesio terminates his employment on or after such date for good reason, he will be entitled to the benefits under the ETP as described below.

The ETP provides severance benefits for our CEO and other designated executives as determined by the C&BC in its sole discretion. The ETP currently provides for the payment of severance benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory performance (not constituting cause, as defined in the ETP) or a mutually agreed-upon resignation. In the event of an eligible termination, the executive will be entitled to receive:

•	104 weeks of salary continuation (the salary continuation is payable at the times the executive’s salary would have been paid if employment had not terminated);

•

Unless the executive’s employment is terminated by D&B for unsatisfactory performance not constituting cause, the executive’s target annual cash incentive opportunity (in effect at the time of termination) will be paid each year in equal installments over the period of weeks of salary continuation;

•

In addition, during the 104 weeks of salary continuation, the executive will receive continued medical, dental and life insurance benefits and will be entitled to outplacement in the manner generally provided to other executive officers;

•	Finally, except in the case of a termination by D&B for unsatisfactory performance not constituting cause, the executive also will receive:

•

A prorated portion of the actual cash incentive for the year of termination that would have been payable to the executive under the applicable annual cash incentive plan had his employment not been terminated;

•

Cash payments equal in value to a prorated portion of any “performance-based awards” under our stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and

•	Financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to the termination of employment.

Our CEO has the authority to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the ETP (other than the CEO) and the C&BC has this discretion to make adjustments with respect to our CEO.

Career Transition Plan. Each of our named executive officers other than Mr. Alesio participates in the Career Transition Plan, or CTP. Mr. Alesio’s severance benefits are covered by his employment agreement as discussed above.

The CTP generally provides for the payment of benefits if an eligible executive’s employment terminates by reason of a reduction in force, job elimination, unsatisfactory performance (not constituting cause, as defined in the CTP) or a mutually agreed-upon resignation. The CTP does not apply to terminations of employment in connection with the sale of stock or assets, or an elimination or reduction of operations in connection with an outsourcing or merger (or other combination, spin-off, reorganization or other similar transaction) if an offer of employment at a comparable base salary is made to the employee by the surviving or acquiring entity.

In the event of an eligible termination, a named executive officer will be paid 40 to 52 weeks of base salary continuation at the rate in effect at the time of termination (half these number of weeks if the executive is terminated by D&B for unsatisfactory performance not constituting cause), payable on the dates the executive’s salary would have been paid if employment had not terminated. For the named executive officers, all of whom earn base salaries in excess of $300,000, the number of weeks of base salary continuation is based on years of service with the company at the time of termination: less than five years, 40 weeks; more than five but less than ten years, 48 weeks; and more than ten years, 52 weeks.

In addition, the executive will receive continued medical and dental insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by D&B. Should the executive obtain reemployment prior to the conclusion of the salary continuation period, only 50% of the remaining base salary continuation would be paid to the executive.

Except in the case of a termination by D&B for unsatisfactory performance, the executive also will receive:

•

a prorated portion of the actual cash incentive for the year of termination that would have been payable to the executive under the annual cash incentive plan in which the executive is participating, provided that the executive was employed for at least six full months during the calendar year of termination;

•

cash payments equal in value to a prorated portion of any “performance-based awards” under our stock incentive plan, provided that the executive was employed for at least half of the applicable performance period; and

•	financial planning/counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment.

The CTP gives our chief executive officer the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the CTP. Any severance benefits paid to a named executive officer above the amounts provided by the CTP require the approval of the C&BC.

Detrimental Conduct Program

We maintain a detrimental conduct program pursuant to which, upon receipt of an equity-based award, employees, including the named executive officers, are required to sign an agreement that requires employees to return a portion of the amounts received pursuant to such award if, during their employment and for one year thereafter (two years in the case of named executive officers), they engage in “detrimental conduct,” which includes working for a competitor, disclosing confidential D&B information and acting otherwise than in the interests of D&B.

Potential Post-employment Compensation Table

The following table summarizes the potential post-employment compensation that is or may become payable to our named executive officers pursuant to the plans and arrangements described above upon an actual or constructive termination of the named executive officer’s employment or a change in control of D&B. The information set forth in the following table is calculated using the assumptions listed below and the triggering events are defined in the applicable plans and agreements. The amounts shown represent summary estimates for the various components based on these assumptions and do not reflect any actual payments to be received by the named executive officers. The components that may be applicable in calculating the post-employment compensation amount include:

•	Payments related to base salary and target cash bonus;

•	Payments related to vested and unvested stock options and outstanding restricted stock;

•	Payments related to retirement benefits such as the SEBP, ERP, and PBEP;

•	Value of health and welfare benefits; and

•	Value of other benefits such as outplacement and tax gross-up.

Triggering Event & Value ($)	Steven W. Alesio	Anastasios G. Konidaris	Sara Mathew	Byron C. Vielehr	James P. Burke
If Voluntary Termination	23,022,357	243,193	15,277,904	560,223	1,058,025
% Already Earned	100%	100%	100%	100%	100%
Forfeitures	5,248,654	703,707	2,393,935	1,606,125	1,497,581

If Termination is Due to Disability	38,630,024	3,999,555	22,492,844	6,509,593	5,182,094
% Already Earned	60%	6%	68%	9%	20%
Forfeitures	—	307,642	883,091	358,903	358,903

If Involuntary Termination without Cause or Quit for Good Reason	34,386,934	860,845	16,531,710	1,258,357	1,842,504
% Already Earned	67%	28%	92%	45%	57%
Forfeitures	4,813,697	703,707	2,393,935	1,606,125	1,497,581

If Involuntary Termination for Cause	14,857,413	243,193	12,225,648	560,223	118,654
% Already Earned	100%	100%	100%	100%	100%
Forfeitures	13,413,597	703,707	5,446,191	1,606,125	2,436,952

If Change in Control Termination Occurs	57,314,919	8,496,493	35,699,988	11,052,362	11,586,888
% Already Earned	40%	3%	43%	5%	9%
Forfeitures	—	—	—	—	—

The amounts in the above table represent the total value of the potential post-employment compensation and the percentages below each amount in the above table indicate how much of that total value has already been earned by the named executive officer (i.e., the value the named executive officer has already earned and would be entitled to in the event of a termination). The remainder is the incremental value payable to the executive as a result of the specific triggering event. For example, the total value of Mr. Alesio’s potential post-employment compensation in the event of a termination due to disability is $38,630,024; approximately 60% of that total, or $23,022,357, has already been earned irrespective of the particular triggering event (e.g., value of vested stock options, entire value of defined contribution plan, and part of the value of defined benefit plans) and the approximately 40% remaining, or $15,607,667, is the value due exclusively to the triggering event.

In addition, we have indicated the total value of compensation forfeited as a result of the triggering event. For example, Mr. Alesio would forfeit $5,248,654 in the event of a voluntary termination which consists of forfeited restricted stock of $4,590,621 and forfeited unvested stock options valued at $658,033.

In calculating the amounts set forth in the above table, we have made the following assumptions:

1.	Date and Stock Price. The stock price assumed for all above triggering events was $77.20, the closing price of our common stock on December 31, 2008.

2.	Severance. For all executives, we assumed the following severance payments are payable:

•	Involuntary termination without cause:

•	Mr. Alesio: Two times his annual base salary plus target annual cash incentive.

•

Other named executive officers: The amount varies based on years of service. Ms. Mathew and Mr. Burke are entitled to 48 weeks; Mr. Konidaris and Mr. Vielehr are entitled to 40 weeks. If the termination is for unsatisfactory performance, then Ms. Mathew and Mr. Burke are entitled to one-half of the benefit, or 24 weeks; Mr. Konidaris and Mr. Vielehr are also entitled to one-half of the benefit, or 20 weeks. The calculation in the above table reflects the full benefit entitlement.

•	Involuntary termination for cause:

•	No benefit is provided.

•	Change in control termination:

•	Three times annual base salary plus target annual cash incentive for all of the named executive officers.

3.	Target Annual Cash Incentive

•	No benefit is provided for a voluntary termination or involuntary termination for cause.

•

In the event of a termination due to disability, no benefit is provided for the named executive officers, other than Mr. Alesio, who is provided with one times his target annual cash incentive pro rated for the period served and factored by performance.

•

For an involuntary termination without cause, all of the named executive officers are provided with one times their target annual cash incentive prorated for the period served and factored by performance.

•

In the event of a termination of employment in connection with a change in control, all of the named executive officers are provided with one times their target annual cash incentive prorated for the period served in addition to the severance benefits noted above.

•	Assumption for period served in all of the above is 12 months and performance factor assumption is 100%.

4.	Treatment of Unvested Outstanding Equity

•	Unvested stock options and restricted stock are generally forfeited in the event of either a voluntary or involuntary termination.

•

Generally, unvested stock options and restricted stock granted twelve months or more prior to a termination due to disability vest immediately and unvested equity granted within twelve months of termination due to disability are forfeited.

•	In the event of a change in control of D&B, all unvested stock options and restricted stock vest immediately.

5.	Factors Influencing Potential Post-employment Pension Benefit Payments

•

Voluntary Termination: A termination date of December 31, 2008 is assumed and all payments, except for a Retirement Plan lump sum payment, will begin at age 55. Messrs. Konidaris and Vielehr are not vested in their SEBP and ERP pension benefits, so their respective pension benefit is zero in every triggering event other than a change in control and termination due to disability.

•

Termination Due to Disability: Assumption is made that each named executive officer would remain disabled until age 65. The values of the SEBP and ERP plan are increased to reflect the additional years of benefit accrual up to age 65. The SEBP also has a disability benefit which pays an annuity equal to 60% of their pre-disability income, less any disability plan benefit, for each year up through age 65.

•

Involuntary Termination without Cause or Resignation for Good Reason: Payments under the Retirement Plan, PBEP, SEBP and ERP are the same as under voluntary termination with the exception of Mr. Alesio, who receives an enhanced SEBP benefit per his employment agreement.

•	Involuntary Termination for Cause: Payments under the Retirement Plan and PEBP are the same as under voluntary termination. Under the terms of the SEBP and ERP, no benefit is due.

•

Change in Control Termination: Retirement Plan benefit amount remains the same as under voluntary termination. SEBP or ERP benefits are greater since under the change in control provisions, 3 years of service are added to the calculation. In addition, the PBEP, SEBP and ERP use a more favorable interest rate to calculate the lump sum payment. In addition, all benefits are paid as a lump sum and are made as soon as possible after the change in control, versus age 55 in the other triggering events.

6.	Deferred Compensation. All of the triggering events include D&B’s contributions plus any earnings in the qualified defined contribution plan (i.e., our 401(k) Plan).

7.	Excise Tax. The change in control triggering event includes any excise tax and gross-up due to the Internal Revenue Service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by SEC regulation to furnish D&B with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to D&B, we believe that during 2008 all Section 16(a) filing requirements applicable to our insiders were complied with, except that, due to administrative oversight on the part of D&B, a Form 4 for Ms. Clifford reporting her stock option exercise and same day sale of 5,456 shares on September 19, 2008, was filed one day late.

OTHER MATTERS

We know of no matters, other than those referred to herein, which will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the form of proxy will vote the proxies in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information under the captions “Report of the Audit Committee” and “Report of the Compensation & Benefits Committee” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other D&B filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference therein.

The information on our website (www.dnb.com) is not, and shall not be deemed to be, a part of this proxy statement, or incorporated into any other filings we make with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Shareholder proposals intended to be included in our proxy statement for the Annual Meeting of Shareholders in 2010 must be received by our Corporate Secretary no later than November 23, 2009. We will consider written proposals received by that date in accordance with regulations governing the solicitation of proxies.

Under our bylaws, shareholder proposals for the 2010 Annual Meeting of Shareholders that are not intended to be included in our proxy statement must be received by our Corporate Secretary between January 5, 2010 and February 4, 2010.

For a shareholder seeking to nominate a candidate for our Board of Directors, notice must be provided to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708. The notice must describe various matters regarding the nominee, including name, age, business address and the nominee’s written consent to being named in the proxy statement and to serving as a director if elected. For a shareholder seeking to bring other business before a shareholder meeting, such notice must include a description of the proposed business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and other specified matters. In each case, the notice must also include information regarding the proposing shareholder, including the name and address of such shareholder and class and number of shares owned by such shareholder.

Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Corporate Secretary or may obtain a copy from the Corporate Governance information in the Investors section of our website (www.dnb.com). A copy of our bylaws is also filed as an exhibit to our Form 10 filed on June 27, 2000 and is available at the SEC website (www.sec.gov).

SCHEDULE I

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED TOTAL AND CORE REVENUE

TO

TOTAL AND CORE REVENUE BEFORE THE EFFECT OF FOREIGN EXCHANGE

	For The Year Ended December 31,		Growth Rate
	2008	2007
	($ in millions)
Total and Core Revenue (Reported)	$1,726.3	$1,599.2	8%
Less: Effect of Foreign Exchange			1%

Total and Core Revenue Before the Effect of Foreign Exchange (1)			7%

(1)	See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2008 for a discussion of our use of core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

SCHEDULE II

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED DILUTED EARNINGS PER SHARE

FROM CONTINUING OPERATIONS

TO

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

BEFORE NON-CORE GAINS AND (CHARGES)

	For The Year Ended December 31,
	2008	2007	Growth Rate
Diluted EPS from Continuing Operations (Reported)	$5.58	$4.90	14%
Impact of Non-Core Gains and (Charges):
Restructuring Costs Related to our Financial Flexibility Initiatives	(0.36)	(0.26)
Settlement of Legacy Tax Matter Arbitration	0.09	—
Tax reserve true-up for the settlement of 2003 tax year, related to the “Amortization and Royalty Expense Deductions” transaction	0.14	—
Favorable resolution of Global Tax Audits including the Liquidation of Dormant International Corporations and /or Divested Entities	0.41	—
Interest on IRS Deposit	0.02	—
Gain associated with Beijing D&B HuiCong Market Research Co. Ltd. Joint Venture	0.01	—
Gain associated with Huaxia / D&B China Joint Venture	—	0.05
Settlement of International payroll tax matter related to a divested entity	—	(0.01)
Net Gain (Loss) on Sale of Other Investments	—	0.01
Tax reserve true-up for the settlement of 1997-2002 tax years, primarily related to the “Amortization and Royalty Expenses Deductions/Royalty Income 1997-2002” transaction	—	0.52
Impact of revaluing the net deferred tax assets in the UK as a result of a UK Tax Law change, enacted in the third quarter of 2007, which reduces the general UK tax rate from 30% to 28%	—	(0.04)
Gain associated with Tokyo Shoko Research / D&B Japan Joint Venture	—	0.08

Diluted EPS from Continuing Operations Before Non-Core Gains and (Charges) (1)	$5.27	$4.55	16%

(1)	See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2008 for a discussion of our use of Diluted EPS before non-core gains and (charges) and why management believes this measure provides useful information to investors.

SCHEDULE III

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED OPERATING INCOME TO OPERATING INCOME

BEFORE NON-CORE GAINS AND (CHARGES)

	For The Year Ended December 31,
	2008	2007	Growth Rate
	($ in millions)
Operating Income (Reported)	$469.7	$425.6	10%
Impact of Non-Core Gains and (Charges):
Restructuring Costs Related to our Financial Flexibility Initiatives	(31.4)	(25.1)
Settlement of International payroll tax matter related to a divested entity	—	(0.8)

Operating Income Before Non-Core Gains and (Charges) (1)	$501.1	$451.5	11%

(1)	See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business” in our Form 10-K for the year ended December 31, 2008 for a discussion of our use of operating income before non-core gains and (charges) and why management believes this measure provides useful information to investors.

Exhibit A

AUDIT COMMITTEE CHARTER

Amended and Restated November 4, 2008

Membership and Meetings

Membership

The Committee shall be comprised of no fewer than three members as appointed by the Board of Directors upon recommendation of the Board Affairs Committee. Each Committee member shall meet the independence, experience and other membership requirements of the New York Stock Exchange, of the Securities Exchange Act of 1934 (the “Exchange Act”) and the regulations of the Securities and Exchange Commission (“Commission”).

The Board Affairs Committee will recommend the Committee members and a Committee Chair from among such Committee members in accordance with the Company’s Corporate Governance Principles. Consideration will be given to staffing the Committee with at least one member who the Board has determined is an audit committee financial expert as defined by the Commission. No Committee member should serve on more than two other public company audit committees without the prior approval of the Board.

Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Meetings

The Committee shall meet in person or telephonically as often as it determines, but not less frequently than four times per year. Meetings of the Committee should be attended by representatives of the Company’s principal external auditors (“independent auditors”), the Chief Financial Officer, the Controller, the Leader of Internal Audit, the General Counsel and others as and when deemed appropriate by the Committee. The Committee shall meet privately with such persons or groups, whenever the Committee deems it appropriate.

The Committee Chair shall be responsible for calling the meetings of the Committee, establishing meeting agenda with input from management and supervising the conduct of the meetings. Any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting.

A majority of the number of appointed Committee members will constitute a quorum for conducting business at a meeting of the Committee.

Purposes

The Committee will assist the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Committee shall also prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

Committee Authority and Responsibilities

Relationship with the Independent Auditors

The Committee has the sole authority to appoint or replace the independent auditors. Notwithstanding this authority, the Committee will continue its long standing practice of recommending that the Board ask

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shareholders to ratify the Committee’s selection. If shareholders fail to so ratify, the Committee will consider that fact in its future selection of the independent auditors.

The Committee is directly responsible for the compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work. The independent auditors will report directly to the Committee.

Other Responsibilities

The Committee, to the extent it deems necessary or appropriate, will:

Financial Statement and Disclosure Matters

1.	Meet to review and discuss with management and the independent auditors:

(a)	The annual audited financial statements (and related Form 10-K) and quarterly unaudited financial statements (and related Forms 10-Q), including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

(b)	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on financial statements.

(c)	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

(d)	The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

2.	Review and discuss reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

(c)	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

3.	Discuss with management the Company’s earnings press releases (including any use of “pro-forma” or “adjusted non-GAAP information”), financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

5.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties encountered in the course of the audit work and management’s response thereto, any restrictions on the scope of activities or access to requested information, and any disagreements with management.

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6.	Review and discuss with the independent auditors and the Leader of Internal Audit, the adequacy of the Company’s internal accounting controls.

7.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

8.	Review with the independent auditors its opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditors’ analysis of matters requiring modification to the CEO and CFO certifications in the Form 10-K and Form 10-Q.

Oversight of the Company’s Relationship with the Independent Auditors

9.	At least annually, review and discuss with the independent auditors a report from the independent auditors describing:

(a)	the independent auditors’ internal quality-control procedures,

(b)	any material issues raised by the most recent internal quality-control review, or PCAOB inspection, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

(c)	any steps taken to deal with any such issues, and

(d)	all relationships between the independent auditors or any of its affiliates and the Company or any individual in a financial reporting oversight role at the Company, that may reasonably be thought to bear on the independence of the independent auditors.

10.	Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence. This review should also include an evaluation of the lead audit partner. The Committee shall present its conclusions with respect to the independent auditors and lead audit partner to the Board.

11.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

12.	Establish policies for the Company’s hiring of employees or former employees of the independent auditors who participated in the audit of the Company.

13.	As appropriate, seek to discuss with the national office of the independent auditors issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

14.	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Discuss with the independent auditors the responsibilities of, and the budget and staffing for, the Company’s internal audit function.

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16.	Review the appointment and replacement of the Leader of Internal Audit.

17.	Review and discuss with the Leader of Internal Audit, the Company’s internal system of audit and financial controls, internal audit plans and the periodic report of audit activities, examinations and results of internal audits.

Compliance Oversight Responsibilities

18.	Periodically, meet in separate sessions with management, internal auditors and the independent auditors to discuss any matters that the Committee or the persons with whom they meet, believe should be discussed.

19.	Review (a) the status of the Company’s compliance with applicable laws and regulations, (b) major legislative and regulatory developments which could materially impact the Company, and (c) management’s efforts to monitor compliance with the Company’s code of conduct.

20.	Review and investigate any matters pertaining to the integrity of senior management, including conflicts of interest or adherence to standards of conduct as required by Company policy.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Obtain from the independent auditors assurance that Section 10A (b) of the Exchange Act has not been implicated.

Corporate Cash Investment Policy

The Committee has the authority to approve any revisions to the Company’s Corporate Cash Investment Policy or similar policies with respect to the Company’s investments in cash, cash equivalents and other short-term investments.

Preapproval of Audit and Non-Audit Services

The Committee has the sole authority to preapprove all auditing services and permitted non-audit services to be performed by the independent auditors. The Committee may delegate this authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals are presented to the full Committee at its next scheduled meeting.

Resources of the Committee

The Committee has the authority to retain independent legal, accounting or other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to the independent auditors, (2) compensation to any advisors employed by the Committee and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Reports to the Board

The Committee will make regular reports to the Board.

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Charter Reviews

The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

Performance Assessment

The Committee will annually review the Audit Committee’s own performance.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Audit Committee Report

The Committee, with the assistance of management and any outside advisors the Committee deems appropriate, shall prepare a report for inclusion in the Company’s proxy statement relating to the Company’s annual meeting of shareholders.

Public Disclosure

Consistent with New York Stock Exchange listing standards, this Charter will be included on the Company’s website and will be made available in print, free of charge, upon request sent to the Company’s Corporate Secretary. The Company’s annual proxy statement will state that this Charter is available on the Company’s website and will be made available in print, free of charge, upon request to the Company’s Corporate Secretary.

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Exhibit B

THE DUN & BRADSTREET CORPORATION

2009 STOCK INCENTIVE PLAN

1.	Purposes of the Plan

The purposes of the Plan are (a) to promote the long-term success of the Company and its Subsidiaries and Affiliates by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company, as well as through the grant of equity-based awards and (b) to assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries and Affiliates.

Upon the Effective Date, no further awards will be granted under the Prior Plan.

2.	Definitions and Rules of Construction

(a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Affiliate” means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or any other entity designated by the Board in which the Company or a Subsidiary or Affiliate has an interest.

“Applicable Law” means any and all applicable laws, rules, regulations and other legal requirements, including, as applicable, Section 16(b) of the Exchange Act, Section 162(m) and Section 409A of the Code, and the listing standards of the NYSE.

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Performance Award or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change in Control” means the occurrence of any of the following:

(i)	any one “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, but not including Persons solely because they purchase or own stock of the Company at the same time or as a result of the same public offering), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company’s stock, but only if such Person or group is not considered to effectively control the Company (within the meaning of Section 1.409A-3(i)(5)(vi) of the Treasury Regulations) prior to such acquisition;

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(ii)	a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(iii)	any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, but not including Persons solely because they purchase or own stock of the Company at the same time or as a result of the same public offering), acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, but only if such Person or group was not considered to own more than fifty percent (50%) of the total voting power of the stock of the Company prior to such acquisition; or

(iv)	any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company, but not including Persons solely because they purchase assets of the Company at the same time), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than ninety percent (90%) of the total gross fair market value of all of the assets of the Company (determined without regard to any liabilities associated with such assets) immediately before such acquisition or acquisitions, except where the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the asset transfer, (iii) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company immediately after the asset transfer, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in (iii), above, immediately after the asset transfer.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change in Control, no event set forth herein will constitute a Change in Control for purposes of the Plan or any Award Document unless such event also constitutes a “change in control event” as that terms is defined for the purposes of Section 409A of the Code.

“Change in Control Price” means the highest price paid for a Share in a Change in Control transaction.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable regulations, rulings and guidance issued thereunder.

“Committee” means the Compensation & Benefits Committee of the Board, any successor committee or any other committee appointed from time to time by the Board to administer the Plan that meets the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules and listing standards of the NYSE. However, if the Committee is found not to have qualified under the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, the Awards granted and other actions taken by the Committee shall not be invalidated by reason of the Committee’s failure to so qualify.

“Common Stock” means the common stock of the Company, par value $0.01 per share, or another class of share or other securities that may be applicable in accordance with Section 13.

“Company” means The Dun & Bradstreet Corporation or any successor to all or substantially all of the Company’s business that adopts the Plan.

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“Disability” means, except as otherwise set forth in an Award Document, the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Effective Date” means the date on which the Plan is approved by shareholders of the Company.

“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means on a given date, the arithmetic mean of the high and low per-share prices of the Shares as reported on the New York Stock Exchange. If no sale of Shares shall have been reported on the New York Stock Exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used. If there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith in accordance with Section 1.409A-1(b)(5)(iv)(B) of the Treasury Regulations (or any similar or successor provision(s)).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7.

“Other Award” means any form of equity-based or equity-related award other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock, Performance Stock Unit or Performance Award, granted pursuant to Section 11.

“Parent” means a corporation that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Award” means a right to receive a cash Target Payment in the future granted pursuant to Section 10(c).

“Performance Goal” means the performance measures established by the Committee, from among the performance measures provided in Section 6(h), and set forth in the applicable Award Document.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Goals are measured.

“Performance Stock” means a Target Number of Shares granted pursuant to Section 10(a).

“Performance Stock Unit” means a right to receive a Target Number of Shares (or cash, if applicable) in the future granted pursuant to Section 10(b).

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“Permitted Transferee” means (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of the Participant’s family members, (iii) one or more entities that are beneficially owned in whole or in part by one or more of the Participant’s family members, or (iv) a charitable or not-for-profit organization.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except for (i) the Company or any of its Subsidiaries or Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities of the Company pursuant to an offering of the securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

“Plan” means The Dun & Bradstreet Corporation 2009 Stock Incentive Plan, as amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a).

“Prior Plan” means The Dun & Bradstreet Corporation 2000 Stock Incentive Plan, as amended.

“Restricted Stock” means one or more Shares granted or sold pursuant to Section 8(a).

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(b).

“Retirement” means, except as otherwise set forth in an Award Document, termination of employment with the Company or an Affiliate after such Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

“Section 409A Award” means an Award that provides for a “deferral of compensation” within the meaning of Section 409A of the Code.

“Section 162(m) Award” means an Award that is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

“Shares” means shares of Common Stock, as may be adjusted pursuant to Section 13(b).

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of the board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and that the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the shareholders of the company or other entity.

“Target Number” or “Target Payment” means the target number of Shares or cash payment established by the Committee and set forth in the applicable Award Document.

(b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

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3.	Administration

(a) Committee. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the express provisions of the Plan, to: select the Participants from the Eligible Individuals; grant Awards in accordance with the Plan; determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Goals, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or Affiliates or, subject to Section 6(d), a Change in Control of the Company; subject to Section 16 and Section 17(e), amend the terms and conditions of an Award after grant; specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; construe and interpret any Award Document delivered under the Plan; make factual determinations in connection with the administration or interpretation of the Plan; adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan; employ legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any advice, opinion or computation received from them; vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants; correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions of the Plan, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.

(d) Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. However, the Committee may not delegate its authority to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act or (B) whose compensation for the fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

(e) Liability of Committee. Subject to Applicable Law: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation and Bylaws, as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(f) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

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4.	Eligibility

(a) Eligible Individuals. Awards may be granted to employees of the Company or any of its Subsidiaries and Affiliates. The Committee shall have the authority to select the persons among Eligible Individuals to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each Participant.

(b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of the Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.	Shares Subject to the Plan

(a) Plan Limit. Subject to adjustment in accordance with Section 13, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 5,400,000 plus any Shares that are available for issuance under the Prior Plan that are not subject to outstanding awards as of the Effective Date or that become available for issuance upon forfeiture, cancellation or expiration of awards granted under the Prior Plan without having been exercised or settled in Shares. Shares to be issued under the Plan may be authorized and unissued Shares, issued Shares that have been reacquired by the Company (in the open market or in private transactions) and that are being held in treasury, or a combination of issued and unissued Shares. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in this Section 5 shall not apply to the extent not permitted under Section 422 of the Code.

(b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award; provided, however, that, notwithstanding the above, the number of Shares available for issuance under the Plan shall be reduced by 2.3 Shares for every one Share issued in respect of an award of (i) Restricted Stock, (ii) Restricted Stock Units, (iii) Performance Stock, (iv) Performance Stock Units or (v) Other Awards which are not subject to payment of an exercise or purchase price. For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that is settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards. The preceding sentence shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right. Furthermore, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares were: (i) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option or the withholding taxes related to any Award, or (iii) Shares repurchased on the open market with the proceeds of an Option exercise.

(c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13, the following special limits shall apply to Shares available for Awards under the Plan: the maximum number of Shares that may be issued pursuant to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 700,000 Shares; and the maximum amount of Awards (other than those Awards set forth in Section 5(c)(i)) that may be awarded to any Eligible Individual in any calendar year is $5,000,000 measured as of the date of grant (with respect to Awards denominated in cash) or 700,000 Shares measured as of the date of grant (with respect to Awards denominated in Shares).

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(d) Exceptions. Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).

6.	Awards in General

(a) Types of Awards. Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Performance Awards and Other Awards. Any Award described in Section 7 through Section 11 may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for the Award. The Award Document shall contain terms and conditions that are consistent with the Plan. Notwithstanding the foregoing, and subject to Section 409A(a)(3) of the Code and other Applicable Law, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c) Termination of Employment. The Committee shall have the discretion to specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries or Affiliates. Subject to Section 409A(a)(3) of the Code and other Applicable Law, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. The provisions described in this Section 6(c) may be specified in the applicable Award Document or determined at a subsequent time. In the event that the Committee does not exercise its discretion in the manner set forth above, the terms set forth in the applicable provision of this Plan shall govern the treatment of outstanding Awards in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries or Affiliates.

(d) Change in Control.

(i)

The Committee shall have the discretion to determine the effect, if any, of a Change in Control, or a change in control of any Subsidiary, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award. The effect may be specified in the applicable Award Document at the time of grant or, subject to Section 409A(a) of the Code and other Applicable Law, determined at any time following grant. Subject to Applicable Law, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change in Control, take the actions that it considers appropriate, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making adjustments to outstanding Awards that the Committee deems appropriate to reflect the Change in Control; (C) causing the Awards then outstanding to be assumed, or new rights to be substituted for the Awards, by the surviving corporation in the Change in Control; or (D) permitting or requiring Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference between the Change in Control Price and the Exercise Price of the Award. In the event that the Committee does not specify the effects of a Change in Control in the applicable Award Document, vesting of Awards granted under the Plan shall accelerate as follows: any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change in Control shall become immediately vested and exercisable; provided,

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however, that if such Awards are not exercised prior to the of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person may provide for (A) the payment of a cash amount in exchange for the cancellation of such Award and/or (B) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards as of the date of the consummation of the Change in Control; any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective date of the Change in Control shall lapse; the Performance Goals with respect to all Performance Stock, Performance Stock Units, Performance Awards and other performance-based Awards that are outstanding as of the effective date of the Change in Control shall be deemed to have been attained at the specified target level of performance; and the vesting of all Awards denominated in Shares outstanding as of the effective date of the Change in Control shall be accelerated to such date.

(ii)	Subject to Section 162(m) and Section 409A(a)(3) of the Code and other Applicable Law, the Committee may provide, in an Award Document or subsequent to the grant of an Award, for the accelerated vesting, exercisability and/or the deemed attainment of a Performance Goal with respect to an Award upon specified events similar to a Change in Control.

(iii)	Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change in Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 16, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change in Control.

(e) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award (other than an Option or Stock Appreciation Right). The payments may be paid currently or deemed to have been reinvested in Shares, and made in Shares, cash, or a combination of cash and Shares, as the Committee shall determine. The terms of any reinvestment of dividends shall comply with Section 409A of the Code and other Applicable Law.

(f) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to any Award under the Plan. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares, or whether fractional Shares or any rights to fractional Shares shall be forfeited or otherwise eliminated.

(g) Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Shares covered by an Award (including voting rights) until (and, except as provided in Section 13, no adjustment shall be made for dividends or other rights for which the record date is prior to) the date the Participant or his nominee becomes the holder of record of the Shares.

(h) Performance-Based Awards.

(i)

The Committee may determine whether any Award under the Plan is a Section 162(m) Award. Section 162(m) Awards shall be conditioned on the achievement of one or more Performance Goals to the extent required by the exemption for “qualified performance-based compensation” under Section 162(m) of the Code and shall be subject to all other conditions and requirements of the exemption under Section 162(m). The Performance Goals shall be comprised of specified levels of one or more of the following performance measures as the Committee deems appropriate: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation, and amortization); (2) net income or net income as a percentage of sales or revenue; (3) operating income or operating income as a percentage of sales or revenue; (4) earnings per Share; (5) book value per Share; (6) return on shareholders’ equity; (7) total shareholder return; (8) expense management; (9) asset turns, inventory turns or fixed asset turns; (10) return on assets; (11) return on capital or return on invested capital; (12) improvements in capital structure; (13) profitability of

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an identifiable business unit or product; (14) stock price; (15) market share; (16) revenues or sales; (17) costs; (18) cash flow, free cash flow or operating cash flow; (19) working capital; (20) change in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (21) return on investment before or after the cost of capital, in each case, determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee and permitted by Section 162(m)) consistently applied on a business unit, divisional, subsidiary or consolidated basis, or any combination of the foregoing. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, partnership, joint venture any of their respective divisions, departments, regions, functions, business units, products or product lines and may be measured on an absolute or cumulative basis, an annualized or compound annual basis, or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market or other index or any combination thereof. In addition, for Awards other than Section 162(m) Awards, the Committee may establish Performance Goals based on other criteria as it deems appropriate.

(ii)	The Participants to receive Section 162(m) Awards shall be designated, and the applicable Performance Goals shall be established, by the Committee within 90 days following the commencement of the applicable Performance Period (or an earlier or later date permitted or required by Section 162(m) of the Code). Each Participant shall be assigned a Target Number or Target Payment payable if Performance Goals are achieved. Any payment of a Section 162(m) Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied. The Committee may determine, at the time of grant, that if performance exceeds the specified Performance Goals, the Award may be settled with payment greater than the Target Number or Target Payment, but in no event may the payment exceed the limits set forth in Section 5(c). The Committee shall retain the right to reduce any Section 162(m) Award, notwithstanding the attainment of the Performance Goals.

(i) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. The terms of any deferrals shall comply with Section 409A(a) and Section 162(m) of the Code and other Applicable Law. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee at or after the time of grant.

(j) Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being cancelled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted; and provided further, no outstanding underwater Option or Stock Appreciation Right shall be replaced or cancelled and exchanged for another Award or cash without prior shareholder approval. The foregoing shall not (i) prevent adjustments pursuant to Section 13 or (ii) apply to the initial grant of Substitute Awards.

7.	Terms and Conditions of Options

(a) General. The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether the Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in the form and contain the provisions that the Committee may from time to time deem appropriate. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, as amended from time to time.

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(b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option other than a Substitute Award be less than 100 percent of the Fair Market Value of a Share on the date of grant. The exercise price of a Substitute Award granted as an Option shall be determined in accordance with the listing standards of the NYSE and Section 409A and Section 424, as applicable, of the Code.

(c) Term. An Option shall be effective for the term determined by the Committee and set forth in the Award Document relating to the Option. The Committee may extend the term of an Option after the time of grant. The term of an Option may in no event extend beyond the tenth anniversary of the date of grant.

(d) Exercise; Payment of Exercise Price. Options may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option and equal in value to the exercise price, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price, as permitted by the Committee, or (v) by other means that the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations, or through other procedures determined by the Company from time to time.

(e) Exercisability Upon Termination of Employment by Death or Disability. Subject to Section 6(c), if a Participant’s employment with the Company and its Affiliates terminates by reason of death or Disability on or after the first anniversary of the date of grant of an Option, the Option shall immediately vest in full and any unexercised Option shall remain exercisable until the earlier of (i) the remaining stated term of the Option and (ii) five years after the date of death or Disability.

(f) Exercisability Upon Termination of Employment by Retirement. Subject to Section 6(c), if a Participant’s employment with the Company and its Affiliates terminates by reason of Retirement on or after the first anniversary of the date of grant of an Option, the Option shall continue to vest and shall remain exercisable until the earlier of (i) the remaining stated term of the Option and (ii) five years after the date of such termination of employment (the “Post-Retirement Exercise Period”); provided, however, that if a Participant dies within a period of five years after the Participant’s termination of employment due to Retirement, the Option shall continue to vest and shall be exercisable until the earlier of (i) the remaining stated term of the Option and (ii) the period that is the longer of (A) five years after the date of such termination of employment due to Retirement or (B) one year after the date of death.

(g) Effect of Other Termination of Employment. Subject to Section 6(c), if a Participant’s employment with the Company and its Affiliates terminates (i) for any reason (other than death, Disability or Retirement on or after the first anniversary of the date of grant of an Option as described above) or (ii) for any reason prior to the first anniversary of the date of grant of an Option, the Option, to the extent vested, shall remain exercisable for a period of ninety days after the date of the Participant’s termination of employment.

8.	Terms and Conditions of Restricted Stock and Restricted Stock Units

(a) Restricted Stock. The Committee, in its discretion, may grant or sell Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be cancelled.

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(b) Restricted Stock Units. The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be cancelled. Upon settlement of Restricted Stock Units, the Restricted Stock Units shall become Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

9.	Stock Appreciation Rights

(a) General. The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the exercise price for the Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of a Stock Appreciation Right other than a Substitute Award be less than 100 percent of the Fair Market Value of a Share on the date of grant. The exercise price of a Substitute Award granted as a Stock Appreciation Right shall be in accordance with the listing standards of the NYSE and Section 409A of the Code, and may be less than 100 percent of the Fair Market Value of a Share on the date of grant. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the exercise price for the Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed ten years.

(b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as the Option or at a later date. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as the Option (or a lesser number of Shares as determined by the Committee) and shall be exercisable only at the same time or times and to the same extent, and shall have the same term, as the Option. The exercise price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be cancelled automatically to the extent of the number of Shares covered by the exercise. Conversely, if the Option is exercised as to some or all of the Shares covered by the tandem grant, the Stock Appreciation Right shall be cancelled automatically to the extent of the number of Shares covered by the Option exercise.

10.	Terms and Conditions of Performance Stock, Performance Stock Units and Performance Awards

(a) Performance Stock. The Committee may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual subject to the achievement of Performance Goals over the applicable Performance Period, and subject to the other terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

(b) Performance Stock Units. The Committee, in its discretion, may grant Performance Stock Units to Eligible Individuals. A Performance Stock Unit shall entitle a Participant to receive a Target Number of Shares based upon the achievement of Performance Goals over the applicable Performance Period and subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. At the sole discretion of the Committee, Performance Stock Units shall be settled through the delivery of Shares or cash, or a combination of Shares and cash, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period or another date set forth in the applicable Award Document.

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(c) Performance Awards. The Committee, in its discretion, may grant Performance Awards to Eligible Individuals. A Performance Award shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a cash Target Payment based upon the achievement of Performance Goals over the applicable Performance Period. Performance Awards shall be settled in cash.

11.	Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. The Other Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Award is based on a spread value, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant.

12.	Certain Restrictions

(a) Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 12(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be. The Committee may, however, subject to Applicable Law and the terms and conditions that it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom the Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

(c) Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of the benefit shall be determined under The Dun & Bradstreet Corporation Welfare Benefit Plan. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his death before he receives any or all of the benefit. Each beneficiary designation shall revoke all prior designations by the same Participant, including, for purposes of the Plan, the beneficiary designated under The Dun & Bradstreet Corporation Welfare Benefit Plan, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime, in the form or manner that the Committee may prescribe from time to time. In the absence of a valid designation under The Dun & Bradstreet Corporation Welfare Benefit Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the Participant’s estate.

13.	Recapitalization or Reorganization

(a) Authority of the Company and Shareholders. The existence of the Plan, the Award Documents and the Awards granted under the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights under Shares or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the exercise price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant to the extent permitted under Section 409A of the Code and other Applicable Law) in order to preserve the benefits or potential benefits intended to be made available to Participants. The adjustments shall be made by the Committee. Unless otherwise determined by the Committee, the adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule as applied to the Award prior to such adjustment.

14.	Term of the Plan

Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date.

15.	Effective Date

The Plan shall become effective on the Effective Date.

16.	Amendment and Termination

Subject to Applicable Law, the Board or the Committee may at any time terminate or, from time to time, amend, modify or suspend the Plan or any outstanding Award. However, no termination, amendment, modification or suspension (i) shall be effective without the approval of the shareholders of the Company if shareholder approval is required under the rules and listing standards of the NYSE or other Applicable Law, (ii) result in any Option, SAR or similar Award being repriced and (iii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder of the Award. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, interpretations of or guidance promulgated under, applicable tax laws, securities laws, employment laws, accounting rules and other Applicable Law, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

17.	Miscellaneous

(a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, the obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by the individual, or may repurchase Shares that were issued to the Participant, to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with Applicable Law and pursuant to any rules that the Committee may establish from time to time. Subject to Applicable Laws, the Company or a Subsidiary, as

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appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not the payment is made in connection with an Award) any applicable taxes required to be withheld with respect to payments under the Plan.

(b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards. Neither the Plan, the grant of Awards nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Affiliate, or to interfere with or to limit in any way the right of the Company or any Affiliate to terminate the employment of the Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Neither the Plan nor any Award constitute a contractual entitlement to any bonus payment in general irrespective of whether Awards or bonus payments were made in previous years. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of the plan or arrangement or by the Committee.

(c) Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of the Shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under state “blue sky” laws is available) and (iii) complies with foreign securities laws and other Applicable Law. The Committee may require each Eligible Individual purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution of the Shares. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company may affix a legend to the stock certificate representing the Shares issued upon the exercise or settlement of an Award as it deems necessary in its sole discretion. The Company is under no obligation to register the Shares transferred to a Participant upon exercise or settlement of an Award under the Exchange Act. If the Shares are not registered, a Participant may not resell, offer to resell or otherwise transfer such Shares unless the resale or transfer takes place in accordance with applicable law and as otherwise determined by the Committee.

(d) Section 162(m) of the Code. The Plan is intended to comply in all respects with the requirements of the exemption for “qualified performance-based compensation” under Section 162(m) of the Code. However, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code shall not be required. In addition, if any provision of the Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions of the Plan shall remain in full force and effect.

(e) Section 409A of the Code. Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes the requirements of, or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under, Section 409A of the Code, the provision may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making the modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the requirements of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Section 409A Award to the extent the discretionary authority would contravene the requirements of Section 409A of the Code.

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(f) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States, or who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted to the Eligible Individual (i) to comply with the laws, rules and regulations of the non-U.S. jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(g) Satisfaction of Obligations. Subject to Section 409A(a)(3) of the Code and other Applicable Law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(h) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not it would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any corporate action.

(i) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan.

(j) Successors and Assigns. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor or assign to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(k) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards shall be used for general corporate purposes.

(l) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate the conflict or inconsistency.

(m) Headings. The headings of Sections in the Plan are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(n) Severability. If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to the unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(o) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(p) Governing Law. Except as to matters of federal law, the Plan and all actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

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YOU CAN VOTE BY INTERNET OR TELEPHONE

 AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

It’s fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help D&B reduce postage and proxy tabulation costs.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903 (U.S. and Canada)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

VOTE BY MAIL -

Mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope, or return it to D&B, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

DBCOR1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE DUN & BRADSTREET CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR its nominees and FOR Proposals 2 and 3.
Vote on Directors		☐	☐	☐
1. Election of four Class III Directors. Nominees:
01) Austin A. Adams
02) James N. Fernandez
03) Sandra E. Peterson
04) Michael R. Quinlan

Vote on Proposals						For Against Abstain

2. Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.						☐ ☐ ☐
3. Approve our 2009 Stock Incentive Plan.						☐ ☐ ☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

THE DUN & BRADSTREET CORPORATION

Annual Meeting of Shareholders

May 5, 2009

8:00 a.m.

The Hilton Short Hills

41 JFK Parkway

Short Hills, NJ 07078

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Form 10-K/Annual Report is available at www.proxyvote.com.

DBCOR2

THE DUN & BRADSTREET CORPORATION

Proxy Solicited on Behalf of the Board of Directors for the

Annual Meeting of Shareholders to be held May 5, 2009

The undersigned hereby appoints Steven W. Alesio, Anastasios G. Konidaris and Jeffrey S. Hurwitz, or any of them, proxies with full power of substitution, to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 2009, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and, in their discretion, on any other business which may properly come before said meeting.

This card also constitutes voting instructions to the Trustee of The Dun & Bradstreet Corporation 401(k) Plan and Moody’s Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of The Dun & Bradstreet Corporation held by the Trustee under such Plans, as described in the Proxy Statement.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR the nominees listed and FOR the proposal.

THE DUN & BRADSTREET CORPORATION	Shareholder Meeting to be held on May 5, 2009
** IMPORTANT NOTICE ** Regarding the Availability of Proxy Materials	Proxy Materials Available • Notice and Proxy Statement/Form 10-K/Annual Report

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 4/21/09.

HOW TO VIEW MATERIALS VIA THE INTERNET Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS
	1) BY INTERNET	- www.proxyvote.com
	2) BY TELEPHONE	- 1-800-579-1639
	3) BY E-MAIL*	- sendmaterial@proxyvote.com
B1DBC1	* If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information
Meeting Type: Annual
Meeting Date: Meeting Time: For holders as of:	05/05/09 8:00 a.m. 03/09/09
Meeting Location:
The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078

B1DBC2

How To Vote

Vote In Person

Should you choose to vote these shares in person at the meeting you must request a “legal proxy.” To request a legal proxy please follow the instructions at www.proxyvote.com or request a paper copy of the materials. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

Voting items

The Board of Directors recommends a vote FOR its nominees and FOR Proposals 2 and 3.

1. Election of four Class III Directors. Nominees:
01)	Austin A. Adams
02)	James N. Fernandez
03)	Sandra E. Peterson
04)	Michael R. Quinlan

2. Ratify appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

3. Approve our 2009 Stock Incentive Plan.

B1DBC3

Voting Instructions

B1DBC4